                                                                     Exhibit 4.1

                     ______________________________________


                          STATER BROS. HOLDINGS INC.,
                                   as Issuer

                                      and

                            FIRST TRUST OF NEW YORK,
                              NATIONAL ASSOCIATION
                                   as Trustee

                             _____________________


                                   INDENTURE


                           Dated as of July 24, 1997

                             _____________________


                                  $100,000,000


                     9% SENIOR SUBORDINATED NOTES DUE 2004


                     ______________________________________

                             CROSS-REFERENCE TABLE*

Trust Indenture
  Act Section                              Indenture Section
---------------                            -----------------

310(a)(1).............................     7.10
   (a)(2).............................     7.10
   (a)(3).............................     N.A.
   (a)(4).............................     N.A.
   (b)................................     7.08; 7.10; 10.02
   (c)................................     N.A.
311(a)................................     7.11
   (b)................................     7.11
   (c)................................     N.A.
312(a)................................     2.05
   (b)................................     10.03
   (c)................................     10.03
313(a)................................     7.06
   (b)(1).............................     N.A.
   (b)(2).............................     7.06
   (c)................................     7.06; 10.02
   (d)................................     7.06
314(a)................................     4.01; 10.02
   (b)................................     N.A.
   (c)(1).............................     10.04
   (c)(2).............................     10.04
   (c)(3).............................     N.A.
   (d)................................     N.A.
   (e)................................     10.05
   (f)................................     N.A.
315(a)................................     7.01(b)
   (b)................................     7.05; 10.02
   (c)................................     7.01(a)
   (d)................................     7.01(c)
   (e)................................     6.11
316(a)(last sentence).................     2.09
   (a)(1)(A)..........................     6.05
   (a)(1)(B)..........................     6.04
   (a)(2).............................     N.A.
   (b)................................     6.07
317(a)(1).............................     6.08
   (a)(2).............................     6.09
   (b)................................     2.04
318(a)................................    10.01

N.A. means not applicable.
---------------

*This Cross-Reference Table is not part of the Indenture.

                               TABLE OF CONTENTS

                                                                                       Page
ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE............................................   1
     Section 1.01   Definitions.......................................................   1
     Section 1.02   Other Definitions.................................................  17
     Section 1.03   Incorporation by Reference of Trust Indenture Act.................  17
     Section 1.04   Rules of Construction.............................................  18

ARTICLE 2

                                     THE 1997 NOTES...................................  18
     Section 2.01   Form and Dating...................................................  18
     Section 2.02   Execution and Authentication......................................  20
     Section 2.03   Registrar; Paying Agent; Depositary; Global Note Custodian........  20
     Section 2.04   Paying Agent to Hold Money in Trust...............................  21
     Section 2.05   Noteholder Lists..................................................  21
     Section 2.06   Transfer and Exchange.............................................  21
     Section 2.07   Replacement Notes.................................................  26
     Section 2.08   Outstanding 1997 Notes............................................  26
     Section 2.09   When Treasury Notes Disregarded...................................  26
     Section 2.10   Temporary Notes...................................................  26
     Section 2.11   Cancellation......................................................  27
     Section 2.12   Defaulted Interest................................................  27
     Section 2.13   CUSIP Number......................................................  27

ARTICLE 3

                              REPURCHASE AND OPTIONAL REDEMPTION......................  28
     Section 3.01   Purchase Offers...................................................  28
     Section 3.02   Notices to Trustee................................................  30
     Section 3.03   Selection of 1997 Notes to Be Redeemed............................  30
     Section 3.04   Notice of Redemption..............................................  31
     Section 3.05   Effect of Notice of Redemption....................................  31
     Section 3.06   Deposit of Redemption Price.......................................  32
     Section 3.07   1997 Notes Redeemed in Part.......................................  32

ARTICLE 4

                                  COVENANTS OF THE COMPANY............................  32
     Section 4.01   Payment of 1997 Notes.............................................  32
     Section 4.02   SEC Reports.......................................................  32
     Section 4.03   Compliance Certificate............................................  33
     Section 4.04   Maintenance of Office or Agency...................................  34

     Section 4.05   Limitations on Restricted Payments and Investments....................  34
     Section 4.06   Continued Existence...................................................  36
     Section 4.07   Taxes.................................................................  36
     Section 4.08   Maintenance of Properties.............................................  36
     Section 4.09   Insurance.............................................................  36
     Section 4.10   Investment Company Act................................................  37
     Section 4.11   Change of Control.....................................................  37
     Section 4.12   Limitation on Indebtedness............................................  37
     Section 4.13   Limitations on Liens..................................................  38
     Section 4.14   Limitation on Payment Restrictions Affecting Subsidiaries.............  39
     Section 4.15   Limitation on Issuance and Sale of Capital Stock of Subsidiaries......  39
     Section 4.16   Limitations on Transactions with Related Persons......................  39
     Section 4.17   Compliance With Laws..................................................  40
     Section 4.18   Stay, Extension and Usury Laws........................................  40
     Section 4.19   Limitation on Sales of................................................  41
     Section 4.20   Further Assurance to the Trustee......................................  42
     Section 4.21   Restriction on Layering Debt..........................................  42

ARTICLE 5
                                         SUCCESSORS.......................................  42
     Section 5.01   Merger, Consolidation, Etc............................................  42
     Section 5.02   Successor Corporation Substituted.....................................  43
     Section 5.03   Purchase Offer on Change of Control...................................  43

ARTICLE 6

                                    DEFAULTS AND REMEDIES.................................  43
     Section 6.01   Events of Default.....................................................  43
     Section 6.02   Acceleration..........................................................  45
     Section 6.03   Other Remedies........................................................  46
     Section 6.04   Waiver of Past Defaults...............................................  46
     Section 6.05   Control by Majority...................................................  46
     Section 6.06   Limitation on Suits...................................................  47
     Section 6.07   Rights of Holders to Receive Payment..................................  47
     Section 6.08   Collection Suit by Trustee............................................  47
     Section 6.09   Trustee May File Proofs of Claim......................................  47
     Section 6.10   Priorities............................................................  47
     Section 6.11   Undertaking for Costs.................................................  48

ARTICLE 7
                                            TRUSTEE.......................................  48
     Section 7.01   Duties of Trustee.....................................................  48
     Section 7.02   Rights of Trustee.....................................................  49
     Section 7.03   Individual Rights of Trustee..........................................  50

     Section 7.04   Trustee's Disclaimer..............................................  50
     Section 7.05   Notice of Defaults................................................  50
     Section 7.06   Reports by Trustee to Holders.....................................  51
     Section 7.07   Compensation and Indemnity........................................  51
     Section 7.08   Replacement of Trustee............................................  52
     Section 7.09   Successor Trustee by Merger, etc..................................  53
     Section 7.10   Eligibility; Disqualification.....................................  53
     Section 7.11   Preferential Collection of Claims Against Company.................  53

ARTICLE 8
                                  SATISFACTION AND DISCHARGE OF INDENTURE.............  53
     Section 8.01   Termination of Company's Obligations..............................  53
     Section 8.02   Application of Trust Money........................................  56
     Section 8.03   Repayment to Company..............................................  56
     Section 8.04   Reinstatement.....................................................  56
     Section 8.05   Indemnity for Government Obligations..............................  56

ARTICLE 9
                                               AMENDMENTS.............................  57
     Section 9.01   Without Consent of Holders........................................  57
     Section 9.02   With Consent of Holders...........................................  57
     Section 9.03   Compliance with Trust Indenture Act...............................  58
     Section 9.04   Revocation and Effect of Consents.................................  59
     Section 9.05   Notation on or Exchange of 1997 Notes.............................  59
     Section 9.06   Trustee Protected.................................................  59

ARTICLE 10
                                              SUBORDINATION...........................  60
     Section 10.01  The 1997 Notes Subordinated to Senior Indebtedness................  60
     Section 10.02  Liquidation; Dissolution; Bankruptcy..............................  60
     Section 10.03  Default on Senior Indebtedness....................................  61
     Section 10.04  When Distribution Must Be Paid Over...............................  61
     Section 10.05  Notice by Company.................................................  62
     Section 10.06  Subrogation.......................................................  62
     Section 10.07  Relative Rights...................................................  62
     Section 10.08  Subordination May Not Be Impaired by Company......................  63
     Section 10.09  Distribution or Notice to Representatives.........................  63
     Section 10.10  Rights of Trustee and Paying Agent................................  63
     Section 10.11  Trustee Entitled to Assume Payments Not Prohibited in Absence of
                    Notice............................................................  63
     Section 10.12  Application by Trustee of Monies Deposited With It................  63
     Section 10.13  Trustee's Compensation Not Prejudiced.............................  64
     Section 10.14  Officers' Certificate.............................................  64
     Section 10.15  Certain Payments..................................................  64

     Section 10.16  Names of Representatives........................................... 64
     Section 10.17  Article 10 Not To Prevent Events of Default or Limit Right To
                    Accelerate......................................................... 65
     Section 10.18  Reliance by Holders of Senior Indebtedness on Subordination
                    Provisions......................................................... 65
     Section 10.19  Proof of Claim..................................................... 65
     Section 10.20  No Fiduciary Duty Created to Holders of Senior Indebtedness........ 65

ARTICLE 11

                                   GENERAL PROVISIONS.................................. 65
     Section 11.01  Trust Indenture Act Controls....................................... 65
     Section 11.02  Notices............................................................ 66
     Section 11.03  Communication by Holders with Other Holders........................ 66
     Section 11.04  Certificate and Opinion as to Conditions Precedent................. 66
     Section 11.05  Statements Required in Certificate or Opinion...................... 66
     Section 11.06  Rules by Trustee and Agents........................................ 67
     Section 11.07  Legal Holidays; Business Days...................................... 67
     Section 11.08  No Recourse Against Others......................................... 67
     Section 11.09  Counterparts....................................................... 68
     Section 11.10  Other Provisions................................................... 68
     Section 11.11  Governing Law...................................................... 68
     Section 11.12  No Adverse Interpretation of Other Agreements...................... 68
     Section 11.13  Successors......................................................... 68
     Section 11.14  Severability....................................................... 68
     Section 11.15  Table of Contents, Headings, Etc................................... 69

EXHIBITS
Exhibit A           Form of Private Placement Note
Exhibit B           Form of Exchange Note
Exhibit C           Certificate to be Delivered Upon Exchange or Registration of Transfer
                          of Notes
Exhibit D           Form of Legal Opinion on Transfer

          THIS INDENTURE, dated July 24, 1997 (the "Issue Date"), is entered
                                                    ----------
into between Stater Bros. Holdings Inc., a Delaware corporation (the "Company"),
                                                                      -------
and First Trust of New York, National Association, as trustee (the "Trustee").
                                                                    -------

          Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's 9% Senior Subordinated Notes due July 1, 2004 (the "Private Placement Notes") and the
                                          -----------------------
Company's 9% Senior Subordinated Notes due July 1, 2004 to be issued in exchange for the Private Placement Notes pursuant to the terms of the Registration Rights Agreement (as hereinafter defined) (the "Exchange Notes" and, together with the
                                         --------------
Private Placement Notes, the "1997 Notes").
                              ----------


                                   ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01  Definitions.
              -----------

              "1994 Notes" means the Company's $165.0 million 11% Senior Notes
               ----------
due 2001.

              "Accredited Investor" means an accredited investor as defined in
               -------------------
the Securities Act, and the rules and regulations promulgated thereunder.

              "Acquired Indebtedness" of any specified Person means Indebtedness
               ---------------------
of any other Person existing at the time such other Person merged with or into or became a Subsidiary of such specified Person or assumed in connection with the acquisition of assets from such other Person including, without limitation, Indebtedness of such other Person incurred in connection with or in anticipation of such other Person being merged with or into or becoming a Subsidiary of such specified Person or such acquisition.

              "Affiliate" means, when used with reference to any Person, any
               ---------
Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such Person or any Person who beneficially owns, directly or indirectly, 5% or more of the equity interests of such Person or warrants, options or other rights to acquire or hold more than 5% of the equity interests of such Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct or cause the direction of management or policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing.

              "Agent" means any Registrar, Paying Agent or Co-Registrar.
               -----

              "Applicable Law" means, with respect to a Person, all provisions
               --------------
of the following applicable to such Person: (i) constitutions, treaties, statutes, laws, rules, regulations and ordinances of any Governmental Authority;
(ii) Governmental Approvals; and (iii) orders, decisions, judgments, awards and decrees of any Governmental Authority.

          "assets" means any tangible or intangible assets or rights or real,
           ------
personal or mixed properties of any Person.

          "Asset Sale" means any sale, lease, transfer, exchange or other
           ----------
disposition (or series of related sales, leases, transfers, exchanges or dispositions), including, without limitation, dispositions pursuant to merger, consolidation or sale and leaseback transactions, of (i) shares of Capital Stock of a Subsidiary, whether by such Subsidiary or another Person or (ii) any other assets of the Company or any assets of the Subsidiaries outside the ordinary course of business of the Company or such Subsidiary.

          "Associate" of, or a Person "associated" with, any Person, means (i)
           ---------                   ----------
any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity and (ii) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person.

          "Average Life" means, as of the date of determination, with respect to
           ------------
any Indebtedness, the quotient obtained by dividing (a) the sum of the products of (i) the number of years from such date to the date of each successive scheduled principal payment of such Indebtedness multiplied by (ii) the amount of such principal payment by (b) the sum of all such principal payments.

          "Board of Directors" means the Board of Directors of the Company or
           ------------------
any authorized committee of the Board of Directors.

          "Business Day" means any day other than a Saturday, Sunday or a Legal
           ------------
Holiday.

          "Capital Stock" means, with respect to any Person, any and all shares,
           -------------
interests (partnership or otherwise), participations, rights in, or other equivalents (however designated and whether voting or non-voting) of, such Person's capital stock, including each class of common or preferred stock of such Person, whether outstanding on the Issue Date or issued after the Issue Date, and any and all rights, warrants or options exchangeable for or convertible into such capital stock (but excluding any debt security that is exchangeable for or convertible into such capital stock).

          "Capitalized Lease Obligation" means obligations under a lease that
           ----------------------------
are required to be classified and accounted for as a capital lease obligation under GAAP and, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with such principles.

          "Cash" means U.S. dollars.
           ----

          "Cash Equivalent" means (i) securities issued or directly and fully
           ---------------
guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United
                         --------
States of America is pledged in support of such securities), (ii) time deposits and certificates of deposit and commercial paper issued by the parent corporation of any domestic commercial bank of recognized standing having capital and surplus in excess of $500 million, (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (i) and (ii) above, (iv) commercial paper issued by others rated at
   --------------------
least

A-2 or the equivalent thereof by Standard & Poor's Corporation or at least P-2 or the equivalent thereof by Moody's Investors Service, Inc. and in each case maturing within one year after the date of acquisition and (v) investments in funds substantially all of whose assets comprise securities of the type described in clauses (i) and (ii) above.

          "Change of Control" means the occurrence of one or more of the
           -----------------
following events (whether or not approved by the Board of Directors): (a) an event or series of events by which any Person or other entity or group of Persons or other entities acting in concert as determined in accordance with
Section 13(d) of the Exchange Act (a "Group of Persons") (other than La Cadena)
                                      ----------------
together with its or their Affiliates and Associates shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases, merger, consolidation or otherwise (i) be or become the beneficial owner (within the meaning of Rule 13d-3 and Rule 13d-5 under the Exchange Act, whether or not applicable, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) of 50% or more of the combined voting power of the then outstanding Voting Stock of the Company or
(ii) have the ability to elect, directly or indirectly, a majority of the members of the Board of Directors of the Company or other equivalent governing body thereof, (b) the stockholders of the Company shall approve any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of this Indenture and the 1997 Notes), (c) a majority of the Board of Directors of the Company consists of persons other than Continuing Directors or (d) the direct or indirect sale, assignment, lease, exchange, disposition or other transfer, in one transaction or a series of related transactions, of all or substantially all of the property or assets of the Company to any Person or Group of Persons together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of this Indenture and the 1997 Notes).

          "Common Stock" means the Company's common stock.
           ------------

          "Company" means the party named as such above until a successor
           -------
replaces it in accordance with Article 5 of this Indenture and thereafter means each successor and each successor thereto replaced in accordance with Article 5 of this Indenture.

          "Consolidated EBITDA" for any person means for any period for which it
           -------------------
is to be determined the sum of, without duplication, the amounts for such period, taken as a single accounting period, of (i) Consolidated Net Income and
(ii) to the extent Consolidated Net Income has been reduced thereby, (A) Consolidated Tax Expense of such Person paid or accrued in accordance with GAAP for such period, (B) Consolidated Interest Expense of such Person for such period, and (C) depreciation, depletion and amortization expenses (including, without limitation, amortization of capitalized debt issuance costs) and other non-cash expenses (other than any non-cash expense which requires the accrual of or a reserve for cash charges for any future period) of such Person and its subsidiaries for such period, less the amount of consolidated non-cash items increasing Consolidated Net Income for such period, all as determined on a consolidated basis in conformity with GAAP consistent with those applied in the preparation of the audited financial statements of the Company and its Consolidated Subsidiaries.

          "Consolidated Fixed Charge Coverage Ratio" means, with respect to any
           ----------------------------------------
Person, the ratio of (a) the aggregate amount of Consolidated EBITDA of such Person for the four full fiscal quarters ending on or immediately prior to the date of the transaction (the "Transaction Date") giving rise to the need to
                              ----------------
calculate the Consolidated Fixed Charge Coverage Ratio (such four full fiscal quarter period being referred to herein as the "Four Quarter Period") to (b) the
                                                -------------------
aggregate Consolidated Fixed Charges of such Person for such Four Quarter Period. For purposes of this definition, if the Transaction Date occurs prior to the first anniversary of the Issue Date, Consolidated EBITDA and Consolidated Fixed Charges shall be calculated, in the case of the Company, after giving effect on a pro forma basis as if the issuance of the 1997 Notes and the
            ---------
application of the net proceeds therefrom occurred on the first day of such Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, Consolidated EBITDA and Consolidated Fixed Charges shall be calculated after giving effect on a pro forma basis for the period of
                                             ---------
such calculation to (i) the incurrence or retirement, as the case may be, of any Indebtedness (including Acquired Indebtedness) of such Person or any of its subsidiaries during the period commencing on the first day of the Four Quarter Period to and including the Transaction Date (the "Reference Period"),
                                                   ----------------
including, without limitation, the incurrence of the Indebtedness giving rise to the need to make such calculation, as if such incurrence or retirement, as the case may be, occurred on the first day of the Reference Period and (ii) the Consolidated EBITDA during the Reference Period attributable to any acquired or divested Person, business, property or asset, provided that with respect to any
                                              --------
such acquisition, only to the extent the EBITDA of such Person is otherwise includable in the referent Person's Consolidated EBITDA, as if such transaction occurred on the first day of the Reference Period. If the Person for whom this ratio is being calculated or any of its subsidiaries directly or indirectly guarantees Indebtedness of a third person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness as of the first day of the Reference Period. Furthermore, in calculating Consolidated Fixed Charges of this Consolidated Fixed Charge Coverage Ratio, (1) interest on Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum
                                                                      --- -----
equal to the rate of interest on such Indebtedness in effect on the Transaction Date; (2) if interest on any Indebtedness actually incurred on the Transaction Date may be optionally determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period; and (3) notwithstanding the foregoing, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Rate Protection Agreements, shall be deemed to accrue at the rate per annum resulting
                                                             --- -----
after giving effect to the operation of such agreements.

          "Consolidated Fixed Charges" means, with respect to any Person for any
           --------------------------
period, the sum of, without duplication, the amounts for such period, taken as a single accounting period, of (i) Consolidated Interest Expense and (ii) the aggregate amount of all dividends on Preferred Stock of such Person and its Consolidated Subsidiaries, whether in cash or otherwise (except dividends payable in shares of Qualified Capital Stock) declared or paid during such period.

          "Consolidated Interest Expense" means, with respect to any Person for
           -----------------------------
any period, the aggregate of the interest expense of such Person and its Consolidated Subsidiaries for such period, on a consolidated basis, as determined in accordance with GAAP, including all amortization of original issue discount, the interest component of Capitalized Lease Obligations, net cash costs under all Interest Rate Protection Agreements (including amortization of fees) all capitalized interest, the interest portion of any deferred payment obligations for such period and cash contributions to any employee stock ownership plan to the extent such contributions are used by such employee stock ownership plan to pay interest or fees to any Person (other than the referent Person or one of its Wholly Owned Subsidiaries) in connection with loans incurred by such employee stock ownership plan to purchase capital stock of the referent Person, but net of any amortization of any debt issuance costs.

          "Consolidated Net Income" means, with respect to any Person for any
           -----------------------
period, the consolidated net income (or deficit) of such Person and its Consolidated Subsidiaries for such period, on a consolidated basis, as determined in accordance with GAAP consistently applied, provided that the net
                                                         --------
income of any other Person (other than a subsidiary) in which such Person or any subsidiary of such Person has a joint interest with a third party (which interest does not cause the net income of such other Person to be consolidated into the net income of such Person in accordance with GAAP) shall be included only to the extent of the lesser of (a) such net income that has been actually received by such Person or such subsidiary in the form of cash dividends or similar cash distributions or (b) the net income of such Person (which in no event shall be less than zero), provided further that there shall be excluded
                                ----------------
(i)(x) the net income (but not loss) of any subsidiary of such Person that is subject to any restriction or encumbrance on the ability of such subsidiary to make the payment of dividends or other distributions to such Person to the extent of such encumbrance or restriction and (y) the net income of any Person acquired in a pooling of interests transaction accrued prior to the date it became a subsidiary of such Person or is merged into or consolidated with such Person or any subsidiary of such Person; (ii) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date; (iii) any gain (but not loss), together with any related provisions for taxes, realized upon the sale or other disposition (including, without limitation, dispositions pursuant to sale and leaseback transactions) of any property or assets which are not sold or otherwise disposed of in the ordinary course of business and upon the sale or other disposition of any Capital Stock of any subsidiary of such Person; (iv) any gain arising from the acquisition of any securities, or the extinguishment, retirement or repurchase, as determined in accordance with GAAP, of any Indebtedness of such Person; (v) any extraordinary gain (but not extraordinary loss) together with any related provision for taxes on any such extraordinary gain and any one time gains or losses (including, without limitation, those resulting from litigation settlements and those related to the adoption of accounting standards under
GAAP), realized by the referent Person or any of its subsidiaries during the period for which such determination is made; and (vi) in the case of a successor to the Company by consolidation or merger or as a transferee of the Company's assets (other than any calculation made under Article 5 hereof), any earnings of the successor corporation prior to such consolidation, merger or transfer of assets.

          "Consolidated Net Worth" of a Person at any date means the
           ----------------------
Consolidated Stockholders' Equity of such Person less (a) the amount of any gain net of all applicable federal, state and local taxes resulting, directly or indirectly, from the extinguishment, retirement or repurchase, as determined in accordance with GAAP, of any Indebtedness of such Person or any of its subsidiaries, (b) any revaluation or other write-ups subsequent to the Issue Date in the book value of any asset owned by such Person or a Consolidated Subsidiary, (c) the book value of all intangible assets (as determined in accordance with GAAP) of such Person and its Consolidated Subsidiaries, (d) any amounts attributable to the cost of treasury stock and the principal amount of any promissory notes receivable from the sale of Capital Stock of such Person or of any of its subsidiaries and (e) any gains from the sale of assets other than in the ordinary course of business.

          "Consolidated Stockholders' Equity" as of any date means with respect
           ---------------------------------
to any Person the amount by which the assets of such Person and its Consolidated Subsidiaries exceed (a) the total liabilities of such Person and its Consolidated Subsidiaries, plus (b) any redeemable Preferred Stock (including Disqualified Capital Stock) of such Person or any Preferred Stock of any Consolidated Subsidiary of such Person issued to any Person other than such Person or a Wholly Owned Subsidiary of such Person, in each case determined in accordance with GAAP.

          "Consolidated Subsidiary" of any Person means a Subsidiary which for
           -----------------------
financial reporting purposes is or, in accordance with GAAP, should be, accounted for by such Person as a consolidated subsidiary; provided however,
                                                           ----------------
that the Unrestricted Subsidiaries of any Person shall not be included as Consolidated Subsidiaries of such Person for purposes of this Indenture, regardless of whether such Unrestricted Subsidiaries are or, in accordance with GAAP, should be, accounted for as consolidated subsidiaries; provided further,
                                                             ----------------
that any Person that is not a subsidiary of a Person shall not be included as a Consolidated Subsidiary of such Person for purposes of the Indenture, regardless of whether such Person is, or in accordance with GAAP, should be, accounted for as a consolidated subsidiary.

          "Consolidated Tax Expense" means, with respect to any Person for any
           ------------------------
period, the aggregate of the federal, state and local tax expense attributable to taxes based on income and foreign income tax expenses of such Person and its Consolidated Subsidiaries for such period (net of any income tax benefit), determined in accordance with GAAP, other than taxes (whether liabilities or benefits) attributable to extraordinary, unusual or nonrecurring gains or losses, or taxes attributable to Asset Sales.

          "Continuing Director" means at any date a member of the Board of
           -------------------
Directors who (i) was a member of the Board of Directors on the Issue Date or
(ii) was nominated for election or elected to the Board of Directors with the affirmative vote of at least a majority of the directors who were Continuing Directors at the time of such nomination or election.

          "Craig" means, collectively, Craig Corporation, a Delaware
           -----
corporation, and its assigns, including Reading Australia PTY Limited, an Australian corporation.

          "Default" means any event that is, or after notice or passage of time
           -------
or both would be, an Event of Default.

          "Depositary" means, with respect to the 1997 Notes issuable or issued
           ----------
in whole or in part in global form, the Person specified in Section 2.03 hereof
                                                            ------------
as the Depositary with respect to the 1997 Notes, and any successor thereto.

          "Designated Senior Indebtedness" shall mean each issue of Senior
           ------------------------------
Indebtedness that (A) has an outstanding principal amount of at least $25.0 million (including the amount of all reimbursement obligations pursuant to letters of credit thereunder and the maximum principal amount available to be drawn thereunder), and (B) has been designated as Designated Senior Indebtedness pursuant to an Officers' Certificate of the Company received by the Trustee.

          "Disqualified Capital Stock" means any Capital Stock that, other than
           --------------------------
solely at the option of the issuer thereof, by its terms (or by the terms of any security into which it is convertible or exchangeable) is, or upon the happening of an event or the passage of time would be, required to be redeemed or repurchased, in whole or in part, or has, or upon the happening of an event or the passage of time would have, a redemption or similar payment due on or prior to the first anniversary of the Maturity Date, or is convertible into or exchangeable for debt securities at the option of the holder thereof at any time prior to the first anniversary of the Maturity Date.

          "Equity Offering" means any public or private sale of equity
           ---------------
securities (excluding Disqualified Capital Stock) of the Company other than any private sales to an Affiliate of the Company.

          "Event of Default" has the meaning set forth in Section 6.01 hereof.
           ----------------                               ------------

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.
           ------------

          "Exchange Offer" means an offer to exchange Private Placement Notes
           --------------
for Exchange Notes pursuant to the Registration Rights Agreement.

          "Fair Market Value" or "fair value" means, with respect to any asset
           -----------------      ----------
or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

          "GAAP" means generally accepted accounting principles set forth in the
           ----
opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may have been approved by a significant segment of the accounting profession of the United States, which are in effect as of the date hereof.

          "Global Note Custodian" means the Person specified in Section 2.03
           ---------------------                                ------------
hereof as custodian with respect to the Global Notes, or any successor thereto.

          "Governmental Authority" means any nation (including an Indian
           ----------------------
nation), any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality of the United States, any State of the United States or any political subdivision thereof, and any tribunal or arbitrator(s) of competent jurisdiction.

          "guarantee" means, as applied to any obligation, (i) a guarantee
           ---------
(other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (ii) an agreement, direct or indirect, contingent or otherwise, the practical or legal effect of which is to assure in any way the payment or performance (or payment of damages in the event of a non-performance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit.

          "Holder" or "Noteholder" means a person in whose name a 1997 Notes is
           ------      ----------
registered in the Registrar's books.

          "incur" means, with respect to any Indebtedness or other obligation of
           -----
any Person, to create, issue, incur (by conversion, exchange, in connection with an acquisition or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "incurrence," "incurred," "incurable" and "incurring" shall have meanings correlative to the foregoing), provided that a
                                                               --------
change in GAAP that results in an obligation of such Person that exists at such time becoming Indebtedness shall not be deemed an incurrence of such Indebtedness.

          "Indebtedness" means, with respect to any Person, at any date, any of
           ------------
the following, without duplication, (i) any liability, contingent or otherwise, of such Person (A) for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (B) evidenced by a note, bond, debenture or similar instrument or letters of credit (including a purchase money obligation) or (C) for the payment of money relating to a Capitalized Lease Obligation or other obligation (whether issued or assumed) relating to the deferred purchase price of property; (ii) all conditional sale obligations and all obligations under any title retention agreement (even if the rights and remedies of the seller under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade accounts payable arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted; (iii) all obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction entered into the ordinary course of business; (iv) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on any asset or property (including, without limitation, leasehold interests and any other tangible or intangible property) of such Person, whether or not such Indebtedness is assumed by such Person or is not otherwise such Person's legal liability, provided that if the Indebtedness so
                                         --------
secured has not been assumed in full by such Person or is otherwise not such Person's legal liability in full, the amount of such Indebtedness for the purposes of this definition shall be limited to the lesser of the amount of such Indebtedness secured by such Lien or the Fair Market Value of the assets or property securing such Lien; (v) all Indebtedness of others (including all dividends of other Persons the payment of which is) guaranteed, directly or indirectly, by such Person or that is otherwise its legal liability or which such Person has agreed to purchase or repurchase or in respect of which such Person has agreed contingently to supply or advance funds; (vi) all Preferred Stock issued by such Person and its subsidiaries (other than Qualified Capital Stock) with the amount of Indebtedness represented by such Preferred Stock being equal to the greater of its voluntary or involuntary liquidation preference and its "maximum fixed repurchase price", but excluding accrued dividends if any; and (vii) all obligations under Interest Rate Protection Agreements. For purposes hereof, the "maximum fixed repurchase price" of any Preferred Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Preferred Stock as if such Preferred Stock were purchased on any date on which Indebtedness shall be required to be determined under this Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Preferred Stock, such Fair Market Value shall be determined reasonably and in good faith by the board of directors of the issuer of such Preferred Stock. For the avoidance of doubt, the Santee Financing and the Santee Documents shall be deemed not to constitute, nor to have given rise to, the incurrence of any Indebtedness of the Company or any of its Subsidiaries.

          "Indenture" means this Indenture as amended or supplemented from time
           ---------
to time.

          "Initial Purchaser" means BancAmerica Securities, Inc., as the initial
           -----------------
purchaser of the Private Placement Notes pursuant to the Purchase Agreement, dated as of the date hereof, between the Company and BancAmerica Securities, Inc.

          "Interest Payment Date" when used with respect to any of the 1997
           ---------------------
Notes means the stated maturity of an installment of interest specified in such 1997 Notes.

          "Interest Rate Protection Agreement" means any interest rate swap
           ----------------------------------
agreement, interest rate cap agreement or other financial agreement designed to protect a Person or any of its subsidiaries against fluctuations in interest rates.

          "Interest Record Date" when used with respect to any of the 1997 Notes
           --------------------
means the date for determining the payee of an installment of interest specified in such 1997 Notes.

          "Investment" by any Person means any direct or indirect (i) loan,
           ----------
advance or other extension of credit or capital contribution to (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise), (ii) purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person (whether by merger, consolidation, amalgamation or otherwise and whether or not purchased directly from the issuer of such securities or evidences of Indebtedness), (iii) guarantee or assumption of the Indebtedness of any other Person and (iv) all other items that would be classified as investments (including, without limitation, purchases of assets outside the ordinary course of business) on a balance sheet of such Person prepared in accordance with GAAP. Investments shall exclude extensions of trade credit and advances to customers and suppliers to the extent in the ordinary course of business and made in accordance with customary industry practice. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

          "Issue Date" means the date on which the 1997 Notes were originally
           ----------
issued under this Indenture.

          "La Cadena" means La Cadena Investments, a California general
           ---------
partnership.

          "Legended Note" means any 1997 Note required to contain the legend set
           -------------
forth in Section 2.06(h) hereof.
         ---------------

          "Lien" means, with respect to any Person, any mortgage, pledge, lien,
           ----
encumbrance, charge or adverse claim affecting title or resulting in an encumbrance against real or personal property of such Person, or a security interest of any kind.

          "Markets Preferred Stock" means the $11.00 Cumulative Preferred Stock
           -----------------------
issued by Stater Bros. Markets.

          "Maturity Date" means July 1, 2004.
           -------------

          "Net Cash Proceeds" means, with respect to any Asset Sale of any
           -----------------
Person, Cash and Cash Equivalents received therefrom, in each case net of (a) all legal expenses and all title and recording tax expenses, all commissions and other fees and expenses directly related to such Asset Sale, (b) all federal, state or local taxes required to be accrued as a liability as a consequence of such Asset Sale, and (c) all Indebtedness permitted under Section 4.12 that is
                                                          ------------
secured by such assets, in accordance with the terms of any Lien permitted under

Section 4.13 upon or with respect to such assets that must by the terms of such
------------
 Indebtedness and such Lien, or in order to obtain a necessary consent to such Asset Sale or by applicable law, be repaid out of the proceeds from such Asset Sale and which is actually so repaid in Cash.

          "Net Equity Proceeds" means (a) in the case of any sale by the Company
           -------------------
of Qualified Capital Stock, the aggregate net proceeds received by the Company, after payment of expenses, commissions and the like incurred in connection therewith, whether such proceeds are in cash or in other property (valued as determined reasonably and in good faith by the Board of Directors, as evidenced by a resolution approved by the Board of Directors, at the Fair Market Value thereof at the time of receipt) and (b) in the case of any exchange, exercise, conversion or surrender of any outstanding Indebtedness of the Company or any Subsidiary for or into shares of Qualified Capital Stock, the amount of such Indebtedness (or, if such Indebtedness was issued at an amount less than the stated principal amount thereof, the accrued amount thereof as determined in accordance with GAAP) as reflected in the consolidated financial statements of the Company prepared in accordance with GAAP as of the most recent date next preceding the date of such exchange, exercise, conversion or surrender (plus any additional amount required to be paid by the holder of such Indebtedness to the Company or to any Wholly Owned Subsidiary of the Company upon such exchange, exercise, conversion or surrender and less any and all payments made to the holders of such Indebtedness, and all other expenses incurred by the Company in connection therewith), in the case of each of clauses (a) and (b) to the extent consummated after June 30, 1997.

          "Obligations" means (i) the due and punctual payment of principal of
           -----------
and premium, if any, and interest on the 1997 Notes when due, whether at maturity, by acceleration, by redemption or otherwise and all other monetary obligations of the Company under the Indenture and the 1997 Notes, and (ii) the due and punctual performance of all other obligations of the Company under this Indenture or the 1997 Notes.

          "Officer" means Chairman of the Board, the Chief Executive Officer,
           -------
the President, the Chief Financial Officer, the Chief Accounting Officer, any Vice President, the Treasurer, the Secretary, any Assistant Treasurer or any Assistant Secretary of the Company.

          "Officers' Certificate" means a certificate signed by two Officers,
           ---------------------
one of whom must be the Chairman of the Board, the President, the Treasurer or a Vice-President of the Company.

          "Opinion of Counsel" means a written opinion in form and substance,
           ------------------
and from legal counsel, reasonably acceptable to the recipient of such opinion, which opinion may be subject to any necessary or customary qualifications, exceptions, or limitations. The counsel may be an employee of or counsel to the Company or the Trustee.

          "Participants" means those Persons designated as participants by the
           ------------
Depositary.

          "Permitted Construction Indebtedness" means Indebtedness of the
           -----------------------------------
Company or any Wholly Owned Subsidiary representing the deferred purchase price of, or the net proceeds of which are used solely to finance the purchase price, cost of construction, lease, or major remodeling or major refurbishment of, any new or existing supermarket (including any fixtures therein) operated or to be operated by the Company or Stater Bros. Markets. For purposes hereof, "major remodeling" or "major refurbishment" of a supermarket shall mean a remodeling or refurbishment of a supermarket in a single transaction or a series of related transactions involving aggregate expenditures equal to or greater than $1.0 million per project site.

          "Permitted Investments" means the following kinds of instruments if,
           ---------------------
in the case of instruments referred to in clauses (a) through (d) below, on the date of purchase or other acquisition of any such instrument by the Company or any Subsidiary, the remaining term to maturity is not more than one year: (a) readily marketable obligations issued or unconditionally guaranteed as to principal and interest by the United States or by any agency or authority controlled or supervised by and acting as an instrumentality of the United States; (b) repurchase obligations for instruments of the type described in clause (a) for which delivery of the instrument is made against payment; (c) obligations (including, but not limited to, demand or time deposits, banker's acceptances and certifi cates of deposit) issued by a depository institution or trust company incorporated or doing business under the laws of the United States, any state thereof or the District of Columbia or a branch or subsidiary of any such depository institution or trust company operating outside the United States, provided that such depository institution or trust company has, at the
        --------
time of the Company's or such Subsidiary's investment therein or contractual commitment providing for such investment, capital, surplus or undivided profits (as of the date of such institution's most recently published financial statements) in excess of $100.0 million; (d) commercial paper issued by any corporation, if such commercial paper has, at the time of the Company's or any Subsidiary's investment therein or contractual commitment providing for such investment, credit ratings of A-1 by Standard & Poor's Corporation and P-1 by Moody's Investors Service, Inc.; and (e) money market, mutual or similar funds registered under the Investment Company Act of 1940, as amended, having assets in excess of $100.0 million and whose sole investments are comprised of securities of the type described in clauses (a) through (d), above, irrespective of whether such funds are Affiliates of or otherwise associated with the Trustee.

          "Permitted Liens" means (a) Liens existing on the Issue Date and
           ---------------
renewals, extensions and replacements thereof; provided, that such renewals, extensions or replacements shall not apply to any property or assets not previously subject to such Liens or increase the principal amount of obligations secured thereby, (b) Liens on deposits made in the ordinary course of business,
(c) Liens in favor of collecting banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Company or any Subsidiary on deposit with or in possession of such banks, (d) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate
                                                    --------
reserves with respect thereto are maintained on the books of the Company or its Subsidiaries, as the case may be, in conformity with GAAP, (e) carriers', warehousemen's, mechanics' materialmen's, repairmen's or other like Liens arising in the ordinary course of business and not overdue for a period of more than 90 days or which are being contested in good faith by appropriate proceedings, (f) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation, (g) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of like nature incurred in the ordinary course of business,
(h) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary course of business of the Company or its Subsidiaries, as the case may be, and any exceptions to title set forth in any title policies, (i) any attachment or judgment Lien so long as the execution or other enforcement thereof is effectively stayed, the claims secured thereby are being contested in good faith by appropriate proceedings, adequate reserves have been established with respect to such claims in accordance with GAAP and no Default or Event of Default would result thereby or occur as a consequence thereof, (j) any Liens relating solely to property leased by the Company or any Subsidiary and arising solely out of the lease for such property and (k) Liens on assets securing any Permitted Construction Indebtedness permitted under Section 4.13.
                                          ------------

          "Person" means any individual, corporation, partnership, joint
           ------
venture, trust, estate, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

          "Plan of Liquidation" means a plan (including by operation of law)
           -------------------
that provides for, contemplates or the effectuation of which is preceded or accompanied by (whether or not substantially contemporaneously) (i) the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company otherwise than as an entirety or substantially as an entirety and
(ii) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition of all or substantially all of the remaining assets of the Company to holders of Capital Stock of the Company.

          "Preferred Stock" means, as applied to the Capital Stock of any
           ---------------
Person, the Capital Stock of such Person (other than the common stock of such Person) of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding-up of such Person, to shares of Capital Stock of at least one other class of such Person.

          "principal" of Indebtedness, including the 1997 Notes, means the
           ---------
principal of the security plus the premium, if any, on the security.

          "Private Placement Notes" has the meaning ascribed thereto in the
           -----------------------
preamble hereof.

          "pro forma" means, with respect to any calculation made or required to
           --- -----
be made pursuant to the terms of this Indenture, a calculation in accordance with Article 11 of Regulation S-X under the Securities Act.

          "Qualified Capital Stock" means, with respect to any Person, any
           -----------------------
Capital Stock of such Person that is not Disqualified Capital Stock or convertible into or exchangeable or exercisable for Disqualified Capital Stock.

          "Qualified La Cadena Investment" means an Investment in the Company by
           ------------------------------
La Cadena for the purpose of providing funds to either the Company or Stater Bros. Markets, as the case may be, to purchase additional limited liability company interests in Santee LLC, provided, however, that if such an Investment
                                 -----------------
is made in the form of Indebtedness, then such Indebtedness shall be (a) unsecured Indebtedness, and (b) Subordinated Indebtedness.

          "Qualified Non-Recourse Indebtedness" means Indebtedness of any Person
           -----------------------------------
(i) as to which neither the Company nor any of its Subsidiaries (other than any Unrestricted Subsidiary) (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise) or (c) constitutes the lender; and (ii) no default with respect to which (including any right that the holders thereof may have to take enforcement action against such Person) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any of its Subsidiaries (other than any Unrestricted Subsidiary) to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; provided, however, that the Company or any Subsidiary may execute and become obligated under the Santee Documents and perform their obligations thereunder, and such execution, obligation and performance shall not disqualify the Indebtedness of Santee or Santee LLC from constituting Qualified Non-Recourse Indebtedness.

          "Qualified Santee LLC Interest Sale" means a sale by Stater Bros.
           ----------------------------------
Markets of its interest in Santee LLC.

          "Registration Rights Agreement" means the Exchange and Registration
           -----------------------------
Rights Agreement, dated as of the date hereof, between the Company and the Initial Purchaser.

          "Related Person" means with respect to any Person (a) any Affiliate of
           --------------
such Person, (b) any individual or other Person who directly or indirectly is the registered or beneficial owner of 5% or more of any class of Capital Stock of such Person or warrants, rights, options or other rights to acquire more than 5% of any class of Capital Stock of such Person, (c) any relative of such individual by blood, marriage or adoption not more remote than first cousin and
(d) any officer or director of such Person.

          "Representative" means the indenture trustee or other trustee, agent
           --------------
or representative, if any, for an issue of Senior Indebtedness.

          "Restricted Payment" means (i) the declaration or payment of any
           ------------------
dividend or the making of any other distribution or other payment (whether in cash, securities or other property or assets of the Company or of any Subsidiary) of the Company's or any Subsidiary's Capital Stock, or to the holders of the Company's or any Subsidiary's Capital Stock, or
to any Affiliate of the Company, whether outstanding on the Issue Date or thereafter (other than dividends or distributions payable solely in Qualified Capital Stock of the Company, dividends or distributions declared or paid by any Subsidiary to the Company); (ii) any purchase, redemption, retirement or other acquisition for value of any Capital Stock of the Company or of any Subsidiary or of any Affiliate of the Company, whether outstanding on the Issue Date or thereafter, or any warrants, rights or options to purchase or acquire shares of the Capital Stock of the Company or of any Subsidiary or of any Affiliate of the Company, whether outstanding on the Issue Date or thereafter, held by any Person other than the Company or one of its Wholly Owned Subsidiaries (other than through the issuance in exchange therefor solely of Qualified Capital Stock);
(iii) the prepayment, acquisition, decrease or retirement prior to maturity, scheduled repayment or scheduled sinking fund payment of any Indebtedness of the Company that is subordinated (whether pursuant to its terms, structurally or by operation of law) to the 1997 Notes, or (iv) to incur, create, assume or suffer to exist any guarantee of Indebtedness of, or make any loan or advancement to, or other Investment in, any Related Person of the Company (other than a Wholly Owned Subsidiary (other than an Unrestricted Subsidiary)). The dollar amount of any non-cash dividend or distribution by the Company or any Subsidiary on the Company's, any Subsidiary's or any of the Company's Affiliate's Capital Stock shall be equal to the Fair Market Value of such dividend or distribution at the time of such dividend or distribution. Notwithstanding the foregoing, provided
                                                                      --------
that no Default or Event of Default shall have occurred and be continuing or would result as a consequence thereof, the following shall not be or be deemed to be Restricted Payments: (a) the repayment upon the consummation of an Asset Sale of any Indebtedness of the Company permitted by Section 4.12 which is
                                                     ------------
subordinated (whether pursuant to its terms or by operation of law) to the 1997 Notes and which is secured by a Lien permitted by Section 4.13 to the extent
                                                  ------------
that such Indebtedness is required to be repaid in connection with such Asset Sale pursuant to the terms of the instrument governing such Indebtedness and such Lien, provided that concurrent or prior repayment of the 1997 Notes is
           --------
provided for with the proceeds of such Asset Sale if the 1997 Notes are secured by a Lien pari passu with or senior to the Lien of such Indebtedness, or (b) the
          ---- -----
prepayment, acquisition, retirement or decrease of Indebtedness of the Company that is subordinated (whether pursuant to its terms or by operation of law) to the 1997 Notes that is prepaid, acquired, decreased or retired by conversion into or in exchange for Qualified Capital Stock.

          "Revolving Credit Facility" means the Company's or any Subsidiary's
           -------------------------
revolving credit facilities or any replacement facilities with respect thereto.

          "Santee" means Santee Dairies, Inc., a California corporation.
           ------

          "Santee Documents" means that certain Product Purchase Agreement
           ----------------
between Stater Bros. Markets and Santee, that certain Owner Consent between Stater Bros. Markets and the trustee pursuant to the trust agreement executed as part of the Santee Financing, that certain Limited Liability Company Agreement between Stater Bros. Markets, Hughes Markets, Inc. and Santee LLC and all documents effecting and ancillary to the Santee Financing.

          "Santee Financing" means the issuance by Santee of up to $80.0 million
           ----------------
in principal amount of notes with respect to the construction of a new dairy in the City of Industry, California, and all transactions incident and ancillary thereto.

          "Santee LLC" means Santee Dairies, LLC, a Delaware limited liability
           ----------
company.

          "Santee Noteholders" means the purchasers of notes with respect to the
           ------------------
Santee Financing.

          "SEC" means the Securities and Exchange Commission.
           ---

          "Securities Act" means the Securities Act of 1933, as amended, or any
           --------------
successor statute.

          "Senior Indebtedness" means (x) all obligations of the Company now or
           -------------------
hereafter existing to pay the principal of, and interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization to the extent a claim for post-filing interest is allowed in such proceedings) on, any Indebtedness (other than Capitalized Lease Obligations) of the Company, whether outstanding on the date of this Indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by the Company,
(y) Indebtedness of the Company represented by Capitalized Lease Obligations if the instrument creating or evidencing the same expressly provides that such Indebtedness shall be senior in right of payment to the 1997 Notes and (z) Indebtedness of the Company with respect to Interest Rate Protection Agreements. Notwithstanding the foregoing, Senior Indebtedness shall not include (a) any Indebtedness, if the instrument creating or evidencing the same or the assumption or guarantee thereof expressly provides that such Indebtedness shall not be senior in right of payment to the 1997 Notes, (b) in the case of each 1997 Note, the other 1997 Notes, (c) Indebtedness of the Company to, or guaranteed on behalf of, an Affiliate of the Company (other than to a Subsidiary (other than an Unrestricted Subsidiary)), (d) Indebtedness to trade creditors incurred or assumed in the ordinary course of business in connection with obtaining goods, materials or services, (e) any liability for federal, state, local or other taxes owed or owing by the Company, (f) Indebtedness incurred in violation of Section 4.12, (g) any Indebtedness which is, by its express terms,
             ------------
subordinated in right of payment to any other Indebtedness of the Company and
(h) Indebtedness represented by Disqualified Capital Stock.

          "Series B Preferred Stock" means the Series B Preferred Stock of the
           ------------------------
Company.

          "Shelf Registration Statement" means a registration statement filed
           ----------------------------
with the Commission pursuant to the Securities Act and Rule 415 promulgated thereunder in connection with the resale of 1997 Notes pursuant to the terms set forth in the Registration Rights Agreement.

          "Stater Bros. Markets" means Stater Bros. Markets, the Company's
           --------------------
principal operating Subsidiary.

          "Subordinated Indebtedness" means any Indebtedness of the Company or
           -------------------------
any of its Subsidiaries (whether outstanding on the date of the Indenture or thereafter incurred) that (i) matures no earlier than the date that is one year after the maturity date of the Notes and (ii) is subordinated with respect to payment of principal and interest to the payment of principal and interest on the Notes (whether upon dissolution, liquidation, or reorganization of the Company or any such Subsidiary, or otherwise).

          "subsidiary" of any Person means (a) a corporation a majority of whose
           ----------
Voting Stock is at the time, directly or indirectly, owned by such Person, by one or more subsidiaries of such Person or by such Person and one or more subsidiaries of such Person or (b) any other Person (other than a corporation) in which such Person, a subsidiary of such Person or such Person and one or more subsidiaries of such Person, directly or indirectly, at the date of determination thereof, have (i) at least a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

          "Subsidiary" means any subsidiary of the Company.
           ----------

          "Texas Eastern" means Texas Eastern Corporation.
           -------------

          "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code (S)(S)77aaa-
           ---
77bbbb) as in effect on the date of execution of this Indenture.

          "Trust Officer" means the Chairman of the Board, the President or any
           -------------
other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

          "Trustee" means the party named as such above until a successor
           -------
replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor.

          "Unrestricted Subsidiary" means, to the extent such Persons become
           -----------------------
Subsidiaries, (i) Santee LLC, (ii) Santee and (iii) any subsidiary of an Unrestricted Subsidiary; provided however, that any Unrestricted Subsidiary that
                         ----------------
incurs Indebtedness other than Qualified Non-Recourse Indebtedness shall no longer be deemed an Unrestricted Subsidiary, for so long as such Indebtedness not constituting Qualified Non-Recourse Indebtedness shall be outstanding; provided further, that at such time as any Unrestricted Subsidiary ceases to be
----------------
an Unrestricted Subsidiary, all Indebtedness of such Subsidiary shall be deemed to have been incurred by the Company and such Subsidiary for the purposes hereof.

          "Voting Stock" means, with respect to any Person, securities of any
           ------------
class or classes of Capital Stock in such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of any contingency) to vote in the election of members of the board of directors or other governing body of such Person.

          "Wholly Owned Subsidiary" means, with respect to any Person, any
           -----------------------
subsidiary of such Person all the outstanding shares of Capital Stock (other than directors' qualifying shares, if applicable) of which are owned directly by such Person, and with respect to the Company, shall include Stater Bros. Markets so long as the Company or any Wholly Owned Subsidiary of the Company owns all of the outstanding shares of Capital Stock of Stater Bros. Markets, other than the Markets Preferred Stock held by Texas Eastern on the Issue Date.


Section 1.02  Other Definitions.
              ---------------------
                                                    Defined in
Term                                                 Section
----                                                ----------
  "Asset Sale Offer".............................     4.19(b)
  "Asset Sale Offer Amount"......................     4.19(b)
  "Asset Sale Offer Payment Date"................     4.19(b)
  "Asset Sale Offer Trigger Date"................     4.19(b)
  "Bankruptcy Law"...............................     6.01
  "Certificated Notes"...........................     2.01
  "Change of Control Date".......................     4.11
  "Change of Control Offer"......................     4.11
  "Change of Control Payment Date"...............     4.11
  "Consummation Date"............................     4.19(b)
  "Co-Registrar".................................     2.03
  "covenant defeasance"..........................     8.01(c)
  "Custodian"....................................     6.01
  "Default Rate".................................     6.02
  "Event of Default".............................     6.01
  "Existing Debt"................................     4.12(b)
  "Global Note"..................................     2.01
  "legal defeasance".............................     8.01(b)
  "Legal Holiday"................................     11.07
  "New York Office"..............................     2.03
  "Non-Global Purchasers"........................     2.01
  "Notice of Default"............................     6.01
  "Offer Amount".................................     3.01(f)(ii)
  "Paying Agent".................................     2.03
  "Payment Restriction"..........................     4.14
  "Payment Blockage Period"......................     10.03
  "Purchase Date"................................     3.01(e)
  "Purchase Offer"...............................     3.01(a)
  "Purchase Price"...............................     3.01(f)
  "Refinance"....................................     4.12(b)
  "Refinancing Indebtedness".....................     4.12(b)
  "Registrar"....................................     2.03
  "Regulation S".................................     2.06(a)
  "Related Person Transaction"...................     4.16
  "Successor"....................................     5.02
  "Trustee Office"...............................     2.03
  "United States
    Government Obligations"......................     8.01

Section 1.03  Incorporation by Reference of Trust Indenture Act.
              -------------------------------------------------

              Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

          The following TIA terms used in this Indenture have the following meanings:

          "Commission" means the SEC;

          "indenture securities" means the 1997 Notes;

          "indenture security holder" means a Noteholder or Holder;

          "indenture to be qualified" means this Indenture;

          "indenture trustee" or "institutional trustee" means the Trustee; and

          "obligor" on the 1997 Notes means the Company or any other obligor on the 1997 Notes.

          All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04  Rules of Construction.
              ---------------------

              Unless the context otherwise requires:

              (1) a term has the meaning assigned to it;

              (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP as in effect at the date hereof;

              (3)  "or" is not exclusive;

              (4) words in the singular include the plural, and in the plural include the singular; and

              (5) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.


                                   ARTICLE 2

                                 THE 1997 NOTES

Section 2.01  Form and Dating.
              ---------------

              The Private Placement Notes shall be substantially in the form set forth in Exhibit A, and the Exchange Notes shall be substantially in the form
         ---------
set forth as Exhibit B, which exhibits are part of this Indenture, with such
             ---------
appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture. The 1997 Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company shall approve the forms of the 1997 Notes and any notation, legend or endorsement on them. Each 1997 Note shall be dated the date of its authentication. The aggregate principal amount of the Private Placement Notes shall be no greater than $100.0 million; if Exchange Notes are issued, the aggregate principal amount of Private Placement Notes then outstanding shall be reduced by the aggregate principal amount of Exchange Notes so issued.

          Private Placement Notes sold to Qualified Institutional Buyers will be initially issued in global form, substantially in the form of Exhibit A
                                                              ---------
(including footnotes 1 and 2 thereto) and the Exchange Notes, if any, issued to Qualified Institutional Buyers in exchange for Private Placement Notes will be initially issued in global form, substantially in the form of Exhibit B
                                                              ---------
(including footnotes 1 and 2 thereto) (each of Exhibit A and Exhibit B,
                                               ---------     ---------
including such footnotes, hereinafter referred to as a "Global Note", and with
                                                        -----------
any Private Placement Notes issued in exchange therefor, the "Global Notes").
                                                              ------------
Each Global Note will represent such of the outstanding 1997 Notes as shall be specified therein and will provide that it represents the aggregate amount of outstanding 1997 Notes from time to time endorsed thereon and that the aggregate amount of outstanding 1997 Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect transfers, exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding 1997 Notes represented thereby shall be made by the Trustee or the Global Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof.

          Private Placement Notes (i) purchased by or transferred to foreign purchasers or Accredited Investors who are not Qualified Institutional Buyers or
(ii) held by Qualified Institutional Buyers who elect to take physical delivery of their certificates (collectively, the "Non-Global Purchasers") will be issued
                                          ---------------------
in the registered form of certificated Notes, substantially in the form of Exhibit A (excluding footnotes 1 and 2 thereto) and Exchange Notes that are
---------
issued to Holders other than Qualified Institutional Buyers in exchange for Private Placement Notes will initially be issued in the form of certificated Notes, substantially in the form of Exhibit B (excluding footnotes 1 and 2
                                    ---------
thereto) (collectively, the "Certificated Notes"). Upon the transfer to a Qualified Institutional Buyer of Certificated Notes initially issued to a Non-Global Purchaser, such Certificated Notes will, unless the transferee requests otherwise or the Global Note has previously been exchanged in whole for Certificated Notes, be exchanged for an interest in the Global Note.

          Payment of the principal of and premium, if any, and interest on any Certificated Note shall be made to the Holder thereof.

          Payment of the principal of and premium, if any, and interest on the Global Note will be made to the Depositary or its nominee, as the case may be, as the registered owner of the Global Note, for immediate credit to the holders of beneficial interests therein through the accounts of the Participants.

          The terms and provisions contained in the 1997 Notes shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

Section 2.02  Execution and Authentication.
              ----------------------------

              Two Officers shall sign the 1997 Notes for the Company by manual or facsimile signature.

              If an Officer whose signature is on a 1997 Note no longer holds that office at the time the 1997 Note is authenticated, the 1997 Note shall nevertheless be valid.

              A 1997 Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the 1997 Note has been authenticated under this Indenture.

              Upon a written order of the Company signed by an Officer of the Company, the Trustee shall authenticate 1997 Notes for original issue up to the aggregate principal amount of $100.0 million. The aggregate principal amount of 1997 Notes outstanding at any time may not exceed that amount except as provided in Section 2.07.
   ------------

              The 1997 Notes shall be issuable only in registered form without coupons and only in denominations of $1,000 or any integral multiple thereof.

              The Trustee may appoint an authenticating agent acceptable to the Company to authenticate 1997 Notes. Unless limited by the terms of its appointment, an authenticating agent may authenticate 1997 Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same right as an Agent to deal with the Company or an Affiliate.

Section 2.03  Registrar; Paying Agent; Depositary; Global Note Custodian.
              ----------------------------------------------------------

              The Company shall maintain or cause to be maintained in the City of New York, State of New York (the "Trustee Office"), and, to the extent
                                     --------------
required by Applicable Law, (including without limitation any regulation or rule of a national securities exchange), in the Borough of Manhattan, The City of New York (the "New York Office"), State of New York, and in such other locations as
           ---------------
it shall determine: (i) an office or agency where securities may be presented for registration of transfer or for exchange ("Registrar"); and (ii) an office
                                               ---------
or agency where 1997 Notes may be presented for payment ("Paying Agent"). The
                                                          ------------
Registrar shall keep a register of the 1997 Notes and of their transfer and exchange. The Company may appoint one or more co-registrars (a "Co-Registrar"), and one or more additional paying agents. The term Paying Agent includes any additional paying agent. The Company may change any Paying Agent, Registrar or Co-Registrar without prior notice to the Holders. The Company shall promptly notify the Trustee in writing of the name and address of any Agent not a party to this Indenture and shall enter into an appropriate agency agreement with any Registrar, Paying Agent or Co-Registrar not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company or any of its subsidiaries may act as Paying Agent, Registrar or Co-Registrar. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such, and the Trustee shall initially act as such and shall be entitled to appropriate compensation in accordance with Section 7.07. The Trustee shall cause to be maintained the
                ------------
Trustee Office and the New York Office (to the extent required by Applicable
Law) as long as it acts as Registrar or Paying Agent.

              The Company initially appoints The Depository Trust Company to act as Depositary with respect to the Global Notes and initially appoints First Trust of New York, National Association, as custodian, to act as Global Note Custodian with respect to the Global Notes.

Section 2.04  Paying Agent to Hold Money in Trust.
              -----------------------------------

              Not later than two Business Days prior to each due date for the payment of the principal of and premium, if any, and interest on any of the 1997 Notes, the Company shall deposit with a Paying Agent available funds sufficient to pay such principal and interest so becoming due to Holders. The Company shall require each Paying Agent (other than the Trustee, who hereby so agrees), to agree in writing that the Paying Agent will hold in trust for the benefit of Noteholders or the Trustee all money held by the Paying Agent for the payment of principal or interest on the 1997 Notes, and will promptly notify the Trustee in writing of any delay or default by the Company in making any such payment.
While any such delay in payment or default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee.
Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for such money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Noteholders all money held by it as Paying Agent.

Section 2.05  Noteholder Lists.
              ----------------

              The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee on or at least five (5) Business Days before each interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Noteholders.

Section 2.06  Transfer and Exchange.
              ---------------------

              (a) Transfer and Exchange of Certificated Notes. When Certificated
                  -------------------------------------------
Notes are presented to the Registrar or Co-Registrar with a request to register the transfer of the Certificated Notes or to exchange such Certificated Notes for an equal principal amount of Certificated Notes of other authorized denominations, the Registrar or Co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met; provided, however, that the Certificated Notes presented or surrendered for
--------  -------
registration of transfer or exchange:

              (i) shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar or Co-Registrar, duly executed by the Holder thereof or by such Holder's attorney, duly authorized in writing; and

              (ii) in the case of Legended Notes that are Certificated Notes, shall be accompanied by the following additional information and documents, as applicable:

                   (A) if such Legended Note is being delivered to the Registrar or Co-Registrar by a Noteholder for registration in the name of such Noteholder, without transfer, a certification from such Noteholder to that effect (in substantially the form of Exhibit C hereto); or
                                                     ---------

               (B) if such Legended Note is being transferred to a Qualified Institutional Buyer in accordance with Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 or Rule 145 under the Securities Act or a transaction meeting the requirements of Regulation S under the Securities Act ("Regulation
                                                                      ----------
          S") or pursuant to an effective registration statement under the
          -
          Securities Act, a certification to that effect (in substantially the form of Exhibit C hereto); or
                  ---------

               (C) if such Legended Note is being transferred in reliance on another exemption from the registration requirements of the Securities Act or in a transaction exempt from the registration requirements of the Securities Act, a certification to that effect (in substantially the form of Exhibit C hereto) and an Opinion of Counsel to the effect
                      ---------
          that such transfer does not require registration under the Securities Act (in substantially the form of Exhibit D hereto).
                                            ---------

     (b) Restrictions on Transfer of a Certificated Note for a Beneficial
         ----------------------------------------------------------------
Interest in a Global Note.  A Certificated Note may not be exchanged for a
-------------------------
beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Certificated Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

          (i) if such Certificated Note is a Legended Note, certification (in substantially the form of Exhibit C hereto) that such Certificated Note is
                               ---------
     being transferred to a Qualified Institutional Buyer in accordance with Rule 144A under the Securities Act or in a transaction meeting the requirements of Regulation S; and

          (ii) whether or not such Certificated Note is a Legended Note, written instructions directing the Trustee to make, or to direct the Global Note Custodian to make, an endorsement on the Global Notes to reflect an increase in the aggregate principal amount of the 1997 Notes represented by the Global Notes;

then the Trustee shall cancel such Certificated Note and cause, or direct the Global Note Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Global Note Custodian, the aggregate principal amount of 1997 Notes represented by the Global Notes to be increased accordingly. If no Global Notes are then outstanding, the Company shall issue and the Trustee shall authenticate a new Global Note in the appropriate principal amount.

     (c) Transfer and Exchange of Global Notes.  The transfer and exchange of
         -------------------------------------
Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depositary therefor.

     (d) Transfer and Exchange of a Beneficial Interest in a Global Note for a
         ---------------------------------------------------------------------
Certificated Note.  Any Person having a beneficial interest in a Global Note may
-----------------
upon request exchange such beneficial interest for a Certificated Note. Upon receipt by the Trustee of written instructions including registration instructions from the Depositary or its nominee on behalf of any Person having a beneficial interest in a Global Note, and, in the case of a beneficial interest in a Legended Note only, the following additional information and documents:

          (i) if such beneficial interest is being transferred to the Person designated by the Depositary as being the beneficial owner, a certification from such Person to that effect (in substantially the form of Exhibit C
                                                                   ---------
     hereto);

          (ii) if such beneficial interest is being transferred to a Qualified Institutional Buyer in accordance with Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 or Rule 145 or in a transaction meeting the requirements of Regulation S or pursuant to an effective registration statement under the Securities Act, a certification to that effect from the transferee or transferor (in substantially the form of Exhibit C hereto); or
                               ---------

          (iii) if such beneficial interest is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect from the transferee or transferor (in substantially the form of Exhibit C hereto) and an Opinion of Counsel to
                               ---------
     the effect that such transfer does not require registration under the Securities Act (in substantially the form of Exhibit D hereto);
                                                  ---------

then the Trustee, or the Global Note Custodian at the direction of the Trustee, will cause, in accordance with the standing instructions and procedures existing between the Depositary and the Global Note Custodian, the aggregate principal amount of the Global Note to be reduced and, following such reduction, the Company will execute and the Trustee will authenticate and deliver a Certificated Note to the transferee. Certificated Notes issued in exchange for a beneficial interest in a Global Note pursuant to this Section 2.06(d) shall be
                                                        ---------------
registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect Participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Certificated Notes to the Persons in whose names such 1997 Notes are so registered.

     (e) Restrictions on Transfer and Exchange of Global Notes.  Notwithstanding
         -----------------------------------------------------
any other provisions of this Indenture (other than the provisions set forth in
Section 2.06(f)), a Global Note may not be transferred as a whole except by the
---------------
Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

     (f) Authentication of Certificated Notes in Absence of Depositary or at
         -------------------------------------------------------------------
Company's Election.  If at any time (i) the Depositary for a Global Note
------------------
notifies the Company that the Depositary is unwilling or unable to continue as Depositary for the Global Note and a successor Depositary for the Global Note is not appointed by the Company within 90 days after delivery of such notice, or
(ii) the Company, at its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Certificated Notes under this Indenture, then the Company will execute, and the Trustee, upon receipt of an Officers' Certificate requesting the authentication and delivery of Certificated Notes, and, if requested, an Opinion of Counsel, will authenticate and deliver Certificated Notes, in an aggregate principal amount equal to the principal amount of the Global Note, in exchange for such Global Note.

     (g) Cancellation and/or Adjustment of Global Note.  At such time as all
         ---------------------------------------------
beneficial interests in a Global Note have either been exchanged for Certificated Notes, redeemed, converted, repurchased, or canceled or, with respect to a Global Note that is a Private Placement Note, exchanged for beneficial interests in Exchange Notes, such Global Note shall be returned to or retained by and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Certificated Notes, redeemed, converted, repurchased, canceled or, with respect to a Global Note that is a Private Placement Note, exchanged for beneficial interests in Exchange Notes, the aggregate principal amount of 1997 Notes represented by such Global Note shall be reduced and an endorsement shall be made on such Global Note, by the Trustee or the Global Note Custodian at the direction of the Trustee, to reflect such reduction.

     (h) Legends.  Except as otherwise provided below, each certificate
         -------
evidencing the Global Notes and the Certificated Notes (and all 1997 Notes issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form:

     THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD, OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (i)(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, (d) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) or (7) OF THE SECURITIES ACT (AN "INSTITUTIONAL ACCREDITED INVESTOR")) THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $100,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, OR (e) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUER SO REQUESTS, (ii) TO THE ISSUER OR (iii) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.

     Upon any sale or transfer of a Legended Note (including any Legended Note represented by a Global Note) that (i) satisfies the conditions set forth in clauses (A)(c), (d) or (e) of the above legend, (ii) is effected pursuant to an
--------------------------
effective registration statement under the Securities Act, (iii) consists of an exchange of Private Placement Notes for Exchange Notes pursuant to the Registration Rights Agreement or (iv) in connection with which the Trustee receives an Opinion of Counsel to the effect that such 1997 Note will no longer be subject to resale restrictions under federal and state securities laws, then
(A) in the case of any Legended Note that is a Certificated Note, the Registrar or Co-Registrar shall permit the Holder thereof to exchange such Legended Note for a Certificated Note that does not bear the legend set forth above and shall rescind any restriction on the transfer of such 1997 Note, and (B) in the case of a Legended Note represented by a Global Note, such 1997 Note shall no longer be subject to the restrictions contained in the above legend (but still subject to the provisions of Section 2.06(c) hereof); provided, however, that with
                     ---------------          --------  -------
respect to any request for an exchange of a Legended Note for a Certificated Note that does not bear the above legend, which request is made in reliance upon clause (i) or (ii) above, the Holder thereof shall certify to that effect in
------------------
writing to the Registrar or Co-Registrar (such certification to be substantially in the form of Exhibit C hereto).
               ---------

     (i) Obligations with respect to Transfers and Exchanges of Certificated
         -------------------------------------------------------------------
Notes.
-----

               (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Certificated Notes and Global Notes at the Registrar's or Co-Registrar's request.

               (ii) No service charge shall be made to a Noteholder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charges payable in connection therewith (other than any such transfer taxes or similar governmental charges payable upon exchange or transfer pursuant to Sections 2.10, 3.01(d)(vii) and 9.05 hereof).
        ------------------------------------

               (iii) The Registrar or Co-Registrar shall not be required to register the transfer or exchange of any Certificated Note selected for repurchase pursuant to a Purchase Offer in whole or in part, except the unpurchased portion of any Certificated Note being repurchased in part.

               (iv) All Certificated Notes and Global Notes issued upon any registration of transfer or exchange of Certificated Notes or Global Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Certificated Notes or Global Notes surrendered upon such registration of transfer or exchange.

               (v) The Company shall not be required (A) to issue, register the transfer of or exchange 1997 Notes during a period beginning at the opening of business 15 days before the Purchase Date in connection with a Purchase Offer under Section 3.01 and ending at the close of business on such
                 ------------
     Purchase Date, (B) to register the transfer or exchange of any 1997 Note purchased in whole or in part, except the unpurchased portion of any 1997 Note being purchased in part, or (C) to register the transfer or exchange of a 1997 Note between a record date and the next succeeding interest payment date.

                   (vi) Prior to due presentment for registration of transfer of any 1997 Note, the Trustee, any Agent and the Company shall deem and treat the Person in whose name any 1997 Note is registered as the absolute owner of such 1997 Note for the purpose of receiving payment of principal of and premium, if any, and interest on such 1997 Note and for all other purposes whatsoever, whether or not such 1997 Note is overdue, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary.

Section 2.07  Replacement Notes.
              -----------------

              If any mutilated 1997 Note is surrendered to the Trustee or any Holder claims, to the satisfaction of the Trustee and the Company, that any 1997 Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement 1997 Note if the Trustee's requirements are met. If required by the Trustee or the Company as a condition of receiving a replacement 1997 Note, the Holder shall provide an indemnity bond sufficient, in the judgment of both the Company and the Trustee, to fully protect the Company, the Trustee, any Paying Agent and any authenticating agent from any loss that any of them may suffer if such 1997 Note is replaced. The Company shall be entitled to charge the holders of such 1997 Note for its expenses in replacing any such 1997 Note.

              Each replacement 1997 Note shall be an additional Obligation of the Company.

Section 2.08  Outstanding 1997 Notes.
              ----------------------

              The 1997 Notes outstanding at any time are all the 1997 Notes properly authenticated by the Trustee except for those canceled by the Trustee, those delivered to it for cancellation, and those described in this Section 2.08
                                                                    ------------
as not outstanding.

              If a 1997 Note is replaced pursuant to Section 2.07 (other than a
                                                     ------------
mutilated 1997 Note surrendered for replacement), it shall cease to be outstanding unless the Trustee receives proof satisfactory to it that the replaced 1997 Note is held by a bona fide purchaser. A mutilated 1997 Note shall cease to be outstanding upon surrender of such 1997 Note and replacement thereof pursuant to Section 2.07.
                    ------------

              If 1997 Notes are considered paid in full under Section 4.01, they
                                                              ------------
cease to be outstanding and interest on them ceases to accrue.

              Subject to Section 2.09, a 1997 Note does not cease to be
                         ------------
outstanding because the Company or an Affiliate of the Company holds the 1997 Note.

Section 2.09  When Treasury Notes Disregarded.
              -------------------------------

              In determining whether the Holders of the required aggregate principal amount of 1997 Notes have concurred in any direction, waiver or consent, 1997 Notes owned by the Company or an Affiliate of the Company shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only 1997 Notes which the Trustee knows are so owned shall be so disregarded.

Section 2.10  Temporary Notes.
              ---------------

              Until Notes in certificated form are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Notes in certificated form but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Notes in certificated form in exchange for temporary Notes. Until such exchange, such temporary Notes shall be entitled to the same rights, benefits and privileges as the Notes in certificated form.

Section 2.11  Cancellation.
              ------------

              The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange, or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement, or cancellation, shall dispose of canceled Notes subject to record retention requirements of the Exchange Act, and shall promptly provide the Company with a certificate executed by an authorized signatory certifying such destruction. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.


Section 2.12  Defaulted Interest.
              ------------------

              If the Company fails to make a payment of interest on the 1997 Notes, it shall pay such defaulted interest plus, to the extent lawful, any interest payable on the defaulted interest to the persons who are Noteholders on a subsequent special record date in each case at the rate provided in the 1997 Notes and in Section 4.01. The Company shall set any such record date and
             ------------
payment date and shall so notify the Trustee in writing at least 18 Business Days before such record date, unless the Trustee shall elect to set the record date pursuant to Section 6.10 hereof. At least 15 Business Days before any such
                 ------------
record date, the Company (or the Trustee, in the name of, upon written direction by, and at the expense of, the Company) shall mail to Noteholders a notice that states the record date, payment date, and amount of such interest to be paid on account of each 1997 Note.

Section 2.13  CUSIP Number.
              ------------

              The Company in issuing the 1997 Notes may use a CUSIP number, and if so, such CUSIP number shall be included in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice may state
                             --------  -------
that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the 1997 Notes and that reliance may be placed only on the other identification numbers printed on the 1997 Notes. The Company shall promptly notify the Trustee of any change in the CUSIP number.

                                   ARTICLE 3

                       REPURCHASE AND OPTIONAL REDEMPTION

Section 3.01  Purchase Offers.
              ---------------

          (a) In the event that, pursuant to Section 4.11 or 4.19 hereof, the
                                             --------------------
Company shall commence an offer to purchase 1997 Notes (a "Purchase Offer"), the
                                                           --------------
Company shall follow the procedures in this Section 3.01.
                                            ------------

          (b) Notice of a Change of Control Offer shall be sent to the Trustee not more than 25 days after the Change in Control Date and to the Noteholders as shown on the register of Holders and the Trustee not more than 30 days after the Change in Control Date. The Change of Control Offer shall commence on the date such notice is given and shall remain open for not less than 30 days and nor more than 45 days, except to the extent that a longer period is required by Applicable Law. Upon expiration of such Change in Control Offer, the Company shall promptly purchase for Cash the 1997 Notes delivered for purchase at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon, if any.

          (c) Notice of an Asset Sale Offer shall be sent to the Trustee within five days after the Asset Sale Offer Trigger Date as shown on the register of Holders and the Trustee in writing and pursuant to Section 3.01(f) and to the
                                                   ---------------
Noteholders within 10 days following the Asset Sale Offer Trigger Date, and shall comply with the procedures reasonably determined by the Company. An Asset Sale Offer shall remain open for a period of 20 Business Days or such longer period as may be required by Applicable Law. Upon expiration of such Asset Sale Offer, the Company shall promptly purchase for Cash the 1997 Notes delivered for purchase at a purchase price equal to 100% of the outstanding principal amount thereof, plus accrued and unpaid interest thereon, if any. To the extent Holders properly tender 1997 Notes in an amount exceeding the Asset Sale Offer Amount, the Trustee shall select the 1997 Notes to be redeemed on a pro rata basis or by lot, subject to compliance with the requirements of any national securities exchange on which the 1997 Notes are then listed. Notwithstanding the foregoing, if an Asset Sale Offer Amount is less than $5.0 million, the application of the Net Cash Proceeds constituting such Asset Sale Offer Amount to an Asset Sale Offer may be deferred until such time as such Asset Sale Offer Amount plus the aggregate amount of all Asset Sale Offer Amounts arising subsequent to the Asset Sale Offer Trigger Date relating to such initial Asset Sale Offer Amount from all Asset Sales by the Company and its Subsidiaries aggregate at least $5.0 million at which time the Company or said Subsidiary shall apply all Net Cash Proceeds constituting all Asset Sale Offer Amounts that have been so deferred to make an Asset Sale Offer (the first date the aggregate of all such deferred Asset Sale Offer Amounts is equal to $5.0 million or more shall be deemed to be an Asset Sale Offer Trigger Date). Pending application to an Asset Sale Offer the Company shall invest such Asset Sale Offer Amounts in Permitted Investments.

          (d)  Upon receiving notice of a Purchase Offer under this Section
                                                                    -------
3.01, Holders may elect to tender their 1997 Notes in whole or in part in
----
integral multiples of $1,000 in exchange for Cash. Tenders by Holders will be revocable until 4 P.M., New York City time, on the Business Day immediately preceding the applicable payment date. For purposes of any Purchase Offer, the Company will not act as paying agent.

          (e) If the last day of the applicable Purchase Offer period (the "Purchase Date") is on or after an interest payment record date and on or before
--------------
the related interest payment date, any accrued interest will be paid to the Person in whose name a 1997 Note is registered at the close of business on such record date.

          (f) The Company (with written notice to the Trustee) or the Trustee (at the expense and written direction of the Company) shall send, by first class mail, a notice to each of the Noteholders, which shall govern the terms of the Purchase Offer and shall state:

          (i) that the Purchase Offer is being made pursuant to this Section
                                                                     -------
     3.01 and, as applicable, Section 4.11 or 4.19 hereof and the length of the
     ----                     --------------------
     Change in Control Offer or Asset Sale Offer, as applicable;

          (ii) the amount of 1997 Notes to be purchased pursuant to the applicable Purchase Offer (the "Offer Amount"), the price at which the 1997
                                     ------------
     Notes will be purchased pursuant to the applicable Purchase Offer (the

     "Purchase Price") and the Purchase Date and (A) in the case of a Purchase
     ---------------
     Offer made pursuant to Section 4.19 hereof, the amount of the remaining Net
                            ------------
     Cash Proceeds resulting from the Asset Sale, and (B) in the case of a Purchase Offer made pursuant to Section 4.11 hereof, that all 1997 Notes
                                     ------------
     tendered will be accepted for payment;

          (iii) that any 1997 Note not tendered or accepted for payment will continue to accrue interest;

          (iv) that any 1997 Note accepted for payment pursuant to the Purchase Offer shall cease to accrue interest after the Purchase Date;

          (v) that Noteholders electing to have a 1997 Note purchased pursuant to any Purchase Offer will be required to surrender the 1997 Note, with the form entitled "Option of Noteholder to Elect Purchase" on the reverse of the 1997 Note completed, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice;

          (vi) that Noteholders will be entitled to withdraw their election if the Company, depositary or Paying Agent, as the case may be, receives, not later than the expiration of the Change in Control Offer or Asset Sale Offer, as applicable, or such longer period as may be required by applicable law, a letter or a telegram, telex, facsimile transmission (promptly followed by a letter) setting forth the name of the Noteholder, the principal amount of the 1997 Note the Noteholder delivered for purchase and a statement that such Noteholder is withdrawing such Noteholder's election to have the 1997 Note purchased; and

          (vii) that Noteholders whose 1997 Notes are purchased only in part will be issued new 1997 Notes equal in principal amount to the unpurchased portion of the 1997 Notes surrendered.

          (g) At least one Business Day prior to the Purchase Date, the Company shall irrevocably deposit with the Trustee or a Paying Agent in immediately available funds an amount equal to the aggregate Purchase Price of the 1997 Notes to be purchased pursuant to the Purchase Offer, to be held for payment in accordance with this Section 3.01; provided that such funds shall be
                     ------------  --------
invested in Permitted Investments for the benefit of the Company until the Purchase Date. On the Purchase Date, the Company shall, to the extent lawful,
(i) accept for payment 1997 Notes or portions thereof validly tendered pursuant to the Purchase Offer, up to the Offer Amount, (ii) deliver or cause the Depositary or Paying Agent to deliver to the Trustee Notes so accepted and (iii) deliver to the Trustee an Officers' Certificate stating such 1997 Note or portions thereof have been accepted for payment by the Company in accordance with the terms of this Section 3.01. The Paying Agent or the Trustee, as the
                       ------------
case may be, shall promptly (but in any case not later than ten days after the Purchase Date) mail or deliver to each tendering Noteholder an amount equal to the Purchase Price of the 1997 Notes tendered by such Noteholder and accepted by the Company for purchase, and the Trustee shall promptly authenticate and mail or deliver to such Noteholders a new 1997 Note equal in principal amount to any unpurchased portion of the 1997 Note surrendered. Any 1997 Notes not so accepted shall be promptly mailed or delivered by or on behalf of the Company to the Holder thereof. The Company shall publicly announce in a newspaper of general circulation the results of the Purchase Offer on the Purchase Date.

          (h) The Purchase Offer shall be made by the Company in compliance with all tender offer rules, including but not limited to, Section 14(e) under the Exchange Act and Rule 14e-1 thereunder, to the extent applicable to such offer, and shall include all instructions and materials necessary to enable Noteholders to tender their 1997 Note.

Section 3.02  Notices to Trustee.
              ------------------

          If the Company elects to redeem the 1997 Notes pursuant to the optional redemption provisions of paragraph 5 of the 1997 Notes, it shall notify the Trustee in writing of the redemption date and the principal amount of the 1997 Notes to be redeemed at least 10 days prior to the date the notice required pursuant to Section 3.04 was sent to Holders.
            ------------

          The Company shall give each notice provided for in this Section not less than 40 nor more than 70 days before the scheduled redemption date (unless a shorter notice period shall be satisfactory to the Trustee); provided, however, that the Trustee shall have no liability to any Holder if it deems such shorter notice period satisfactory to it in its sole discretion and without consideration of the benefit of any Holder.

Section 3.03  Selection of 1997 Notes to Be Redeemed.
              --------------------------------------

          Except as provided below, if less than all of the 1997 Notes are to be redeemed, the Trustee shall select the 1997 Notes or portions thereof to be redeemed on a pro rata basis or by lot among the Holders of the 1997 Notes in accordance with a method the Trustee considers fair and appropriate (in such manner as complies with applicable legal and stock exchange requirements, if any).

          The amount of 1997 Notes shall be calculated as the aggregate principal amount of 1997 Notes originally issued under this Indenture less the aggregate principal amount of any 1997 Notes previously redeemed or tendered pursuant to Section 3.01. The Trustee shall make the selection not more than 60
            ------------
days and not less than 30 days before the redemption date from outstanding 1997 Notes not previously called for redemption or tendered pursuant to Section 3.01.
                                                                   ------------

          The Trustee shall promptly notify the Company of the 1997 Notes or portions of 1997 Notes to be called for redemption. The Trustee may select for redemption portions of the principal amount of 1997 Notes that have denominations of $1,000 or larger. 1997 Notes and portions of them the Trustee selects shall be in amounts of $1,000 or integral multiples of $1,000. Provisions of this Indenture that apply to 1997 Notes called for redemption also apply to portions of 1997 Notes called for redemption.

Section 3.04  Notice of Redemption.
              --------------------

          At least 30 days but not more than 60 days before a redemption date, the Company shall mail by first class mail, postage prepaid a notice of redemption to each Holder whose 1997 Notes are to be redeemed at its address of record; provided that the Company shall notify the Trustee in writing of any
        --------
such redemption date not less than 40 days prior to such redemption date.

          The notice shall identify the 1997 Notes to be redeemed and shall state:

               (1)  the redemption date;

               (2)  the redemption price;

               (3) if any 1997 Notes are being redeemed in part, the portion of the principal amount of such 1997 Note to be redeemed and that, after the redemption date, upon surrender of such 1997 Note, a new 1997 Note or 1997 Notes in principal amount equal to the unredeemed portion will be issued;

               (4) the name and address of the Paying Agent;

               (5) that 1997 Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price plus accrued interest;

               (6) that, unless the Company defaults in making the redemption payment, interest on 1997 Notes called for redemption ceases to accrue on and after the redemption date, and that if 1997 Notes are redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such 1997 Notes were registered at the close of business on such record date; and

               (7) the paragraph of the 1997 Notes pursuant to which the 1997 Notes called for redemption are being redeemed.

          At the Company's written request, the Trustee shall give the notice of redemption in the Company's name and at its expense.

Section 3.05  Effect of Notice of Redemption.
              ------------------------------

          Once notice of redemption is mailed, 1997 Notes called for redemption become due and payable on the redemption date at the price set forth in the 1997 Notes. Unless the Company defaults in making the redemption payment, on and after the redemption date, interest shall cease to accrue on the 1997 Notes or the portions of 1997 Notes called for redemption. If a 1997 Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the person in whose name such 1997 Note was registered at the close of business on such record date. If any 1997 Notes called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the redemption date at the rate borne by the 1997 Notes.

Section 3.06  Deposit of Redemption Price.
              ---------------------------

          No later than one Business Day prior to the redemption date, the Company shall deposit with the Trustee or with the Paying Agent immediately available funds sufficient to pay the redemption price of and accrued interest on all 1997 Notes to be redeemed on that date; provided that such funds shall be
                                               --------
invested for the benefit of the Company in Permitted Investments until the redemption date. The Trustee or the Paying Agent shall promptly return to the Company any money not required for that purpose.

Section 3.07  1997 Notes Redeemed in Part.
              ---------------------------

          Upon surrender of a 1997 Note that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder at the expense of the Company a new 1997 Note equal in principal amount to the unredeemed portion of the 1997 Note surrendered.


                                   ARTICLE 4

                            COVENANTS OF THE COMPANY

Section 4.01  Payment of 1997 Notes.
              ---------------------

          The Company shall pay the principal of and premium, if any, and interest on the 1997 Notes on the dates and in the manner provided in this Indenture and the 1997 Notes. Principal, premium and interest shall be considered paid on the date due if the Trustee or Paying Agent (other than the Company or a subsidiary) holds on that date money designated for and sufficient to pay all principal, premium, if any, and interest then due. To the extent lawful, the Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on (i) overdue principal, at the rate borne by the 1997 Notes, compounded semiannually, and (ii) overdue installments of interest (without regard to any applicable grace period) at the Default Rate. Notwithstanding the foregoing, at no time shall the maximum aggregate interest rate borne by the 1997 Notes exceed the lesser of (a) the initial interest rate payable on the 1997 Notes plus 2.50% per annum and (b) the maximum amount
                                     --- -----
permitted under applicable usury laws. The interest rate borne by the 1997 Notes shall be reduced by the amount of any additional interest pursuant to paragraph 1 of the 1997 Notes on and after the date, if any, on which the Company satisfies its obligations with respect to the Exchange Offer and/or the Shelf Registration Statement.

Section 4.02  SEC Reports.
              -----------

          (a) The Company shall deliver to the Trustee, and to the Holders, within 15 days after it files them with the SEC, copies of the annual and quarterly reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, provided that the Company shall not be required to deliver to the Trustee more
--------
than one set of any exhibits to any of the foregoing and the Trustee shall not be required to deliver copies of any such exhibits to the Holders. The Company shall timely comply with its reporting and filing obligations under the applicable federal securities laws.

          (b) To the extent that the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the SEC and provide to the Trustee, and to the Holders, such annual and quarterly reports and such information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) as are specified in Sections 13 and 15(d) of the Exchange Act, provided that the Company shall not be required to deliver to the Trustee more
--------
than one set of any exhibits to any of the foregoing and the Trustee shall not be required to deliver copies of any such exhibits to the Holders. The Company shall also make such reports available to prospective purchasers of the 1997 Notes, securities analysts and broker-dealers upon their request. In addition, the Company shall furnish to Holders of the 1997 Notes and prospective purchasers of the 1997 Notes designated by the Initial Purchaser, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act until such time as the Company either exchanges Private Placement Notes for a like principal amount of Exchange Notes or has registered the 1997 Notes for resale under the Securities Act pursuant to the Shelf Registration (as defined in the Registration Rights Agreement) and such Shelf Registration has remained effective for a period of three years. Upon the effectiveness of any registration statement called for by the Registration Rights Agreement and thereafter so long as the 1997 Notes are outstanding, the Company shall not file with the SEC a Form 15 or take any other action to terminate the registration of the 1997 Notes under the Exchange Act or suspend the Company's duty to file reports under Section 13 or 15(d) of the Exchange Act.

          (c) The Company also shall comply with the other provisions of TIA
(S)314(a).

Section 4.03  Compliance Certificate.
              ----------------------

          (a) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, an Officers' Certificate stating that a review of the activities of the Company and the Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has fully performed its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and whatever action the Company is taking or plans to take to cure all such Defaults or Events of Default).

          (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, at the time the Officers' Certificate required by Section 4.03(a) is delivered, the Company shall cause to
                        ---------------
be delivered to the Trustee a letter or statement of the Company's independent accountants who shall have certified the financial statements of the Company for its preceding fiscal year in connection with the annual report of the Company to its stockholders for such year to the effect that, in making the examination necessary for certification of such financial statements, nothing came to their attention that caused them to believe that the Company was not in compliance with any of the terms or conditions contained in Sections 4.01, 4.05, 4.07, 4.12, 4.14, 4.15, 4.16 and
                        -----------------------------------------------------
4.19 and Article 5 of this Indenture, which Default remains uncured at the date
----     ---------
of such letter or statement or, if they shall have obtained knowledge of any such uncured Default, specifying in such letter or statement such Default or Defaults and the nature thereof, it being understood that such accountants shall not be liable directly or indirectly for failure to obtain knowledge of any such Default or Defaults and that their examination was not directed primarily toward obtaining knowledge of such noncompliance.

          (c) The Company shall, so long as any of the 1997 Notes are outstanding, deliver to the Trustee forthwith upon any officer of the Company becoming aware of (i) any Default, Event of Default or default in the performance of any term or condition in this Indenture or (ii) any event of default under any other Indebtedness as such term is used in Section 6.01(f), an
                                                             ---------------
Officers' Certificate specifying such Default, Event of Default or default.

Section 4.04  Maintenance of Office or Agency.
              -------------------------------

          (a) The Company shall maintain or cause to be maintained the office or agency required by Section 2.03. The Company shall give prompt written
                      ------------
notice to the Trustee of the location, and any change in the location, of such office and agency not maintained by or with the Trustee. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 10.10.
         -------------

          (b) The Company may also from time to time designate one or more other offices or agencies where the 1997 Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designation; provided, however, that no such designation or rescission shall in any manner
--------  -------
relieve the Company of its obligation to maintain or cause to be maintained an office or agency in the City of New York for such purpose to the extent required by any applicable law, regulation or rule. The Company will give prompt written notice to the Trustee of such rescission or designation.

Section 4.05  Limitations on Restricted Payments and Investments.
              --------------------------------------------------

          (a) The Company will not, and will not permit or cause any of the Subsidiaries (other than any Unrestricted Subsidiary), directly or indirectly, to, make any Restricted Payment or Investment after the Issue Date unless, at the time of such proposed Restricted Payment or Investment, and on a pro forma
                                                                     --- -----
basis immediately after giving effect thereto:

          (A) no Default or Event of Default shall have occurred and be continuing or shall occur as a consequence thereof;

          (B) the aggregate amount expended for all Restricted Payments and Investments, without duplication, subsequent to June 30, 1997 would not exceed the sum of:

               (1) 50% of the aggregate Consolidated Net Income of the Company (or if such Consolidated Net Income is a loss, minus 100% of such loss) earned on a cumulative basis during the period beginning on June 30, 1997 and ending on the last date of the Company's fiscal quarter immediately preceding such proposed Restricted Payment or Investment; plus

               (2) 100% of the aggregate Net Equity Proceeds received by the Company from any Person (other than a Subsidiary) from the issuance and sale subsequent to June 30, 1997 of Qualified Capital Stock (excluding (x) any Qualified Capital Stock paid as a dividend on any Capital Stock of the Company or of any Subsidiary or as interest on any Indebtedness of the Company or of any Subsidiary, (y) the issuance of Qualified Capital Stock upon the conversion of, or in exchange for, any Capital Stock of the Company or of any Subsidiary and (z) any Qualified Capital Stock of the Company with respect to which the purchase price thereof has been financed directly or indirectly using funds (i) borrowed from the Company or any Subsidiary, unless and until and to the extent such borrowing is repaid, or (ii) contributed, extended, guaranteed or advanced by the Company or any Subsidiary (including, without limitation, in respect of any employee stock ownership or benefit plan)); plus

               (3)  $5.0 million; and

          (C) the Company shall be able to incur (assuming a market rate of interest with respect thereto) at least $1.00 of additional Indebtedness under Section 4.12(a).
           ---------------

          (b)  Section 4.05(a) shall not prevent (a) the payment of any dividend
               ---------------
within 60 days after the date of its declaration if at such date of declaration the payment of such dividend would comply with the provisions set forth above, provided that such dividend will be deemed to have been paid as of its date of
--------
declaration for the purposes of this Section 4.05, (b) if no Default or Event of
                                     ------------
Default shall have occurred and be continuing or would occur as a consequence thereof, the purchase, redemption, retirement or acquisition of any shares of Capital Stock of the Company or of any Subsidiary or any Indebtedness of the Company that is pari passu with or subordinated to the 1997 Notes solely with or
                ---- -----
out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary or by a Subsidiary to one of its subsidiaries) of shares of Qualified Capital Stock of the Company or of a Subsidiary and neither such purchase, redemption, retirement or acquisition nor the proceeds of any such sale will be included in any computation made under clause (B)(2) above, (c) payments pursuant to usual and customary indemnification arrangements for directors and officers of the Company, any Subsidiary, Santee LLC or Santee, (d) payment to Craig of up to $69,365,000 plus accrued and unpaid dividends from the proceeds of the sale of the 1997 Notes to repurchase the outstanding Series B Preferred Stock, (e) the making of Permitted Investments, (f) the making of Investments in any Subsidiary (other than an Unrestricted Subsidiary) (including any Person who becomes a Subsidiary as a result of any Investment, other than an Unrestricted Subsidiary) by the Company or any other Subsidiary, provided that
                                                                 --------
any Indebtedness evidencing such Investment is not subordinated to any Indebtedness or other obligation of such Subsidiary, (g) the making of Investments in the Company by any Subsidiary, provided that any Indebtedness
                                              --------
evidencing such Investment is subordinated and junior to the 1997 Notes), (h) the making of Investments of the type described in Section 4.19(b)(i), (ii) and
                                                   ----------------------------
(iii), (i) the making of Investments in any Person, provided that the
-----
consideration paid by the Company or a Subsidiary for such Investment consists solely of Qualified Capital Stock, (j) payment to Texas Eastern of dividends on the Markets Preferred Stock as in effect on the Issue Date, (k) the making of Investments in Santee LLC of up to $25.0 million; (l) the making of Investments in Santee LLC for the purpose of purchasing additional limited liability company interests in Santee LLC with the proceeds of a Qualified La Cadena Investment,
(m) the payment to

La Cadena of an amount equal to the lesser of the amount of (i) the sum of (X) any Qualified La Cadena Investment, plus (Y) an amount equal to a commercially
                                    ----
reasonable rate of interest on such Qualified La Cadena Investment to the extent that the net proceeds received by Stater Bros. Markets from the sale or disposition of that portion of the State Bros. Markets' interest in Santee LLC which was acquired with the proceeds from such Qualified La Cadena Investment exceeds the original amount of the Qualified La Cadena Investment; and (ii) net proceeds received by Stater Bros. Markets from the sale or disposition of that portion of Stater Bros. Markets' interest in Santee LLC which was acquired with the proceeds from such Qualified La Cadena Investment and (n) the payment of a financial advisory fee of up to $2.0 million to La Cadena substantially contemporaneously with the effective date of the 1997 amendments to the indenture governing the 1994 Notes; provided that in each such case of clauses
                                    --------
(f) through (j) above, no Default or Event of Default has occurred and is continuing or would result therefrom. The amounts expended or received, as applicable, pursuant to clause (a) will be included, and clauses (b) through (n) will be excluded, in computing the amounts available for Restricted Payments and Investments for purposes of the immediately preceding paragraph.

          (c)  For purposes of this Section 4.05, a distribution to holders of
                                    ------------
the Company's Capital Stock of (i) shares of Capital Stock of any Subsidiary or
(ii) other assets of the Company, without, in either case, the receipt of equivalent consideration therefor shall be deemed to be the equivalent of a cash dividend equal to the excess of the Fair Market Value of the shares or other assets being so distributed at the time of such distribution over the consideration, if any, received therefor.

Section 4.06  Continued Existence.
              -------------------

          Subject to Article 5, the Company shall do or cause to be done all
                     ---------
things necessary to preserve and keep in full force and effect its existence as a corporation and will refrain from taking any action that would cause its existence as a corporation to cease, including without limitation any action that would result in its liquidation, winding up or dissolution.

Section 4.07  Taxes.
              -----

          The Company shall, and shall cause each Subsidiary to, pay prior to delinquency all taxes, assessments and governmental levies, except as contested in good faith and by appropriate proceedings or where the failure to do so would not have a material adverse effect on the Company and the Subsidiaries, taken as a whole.

Section 4.08  Maintenance of Properties.
              -------------------------

          The Company shall, and shall cause each of the Subsidiaries to, take reasonable action to maintain in appropriate condition each of its principal properties that in the judgment of management is significant to the business operations of the Company and the Subsidiaries, taken as a whole, and the loss of which would have a material adverse effect on the financial condition of the Company and the Subsidiaries, taken as a whole.

Section 4.09  Insurance.
              ---------

          From and at all times after the Issue Date, the Company and its Subsidiaries will have in effect customary insurance for general liabilities and other risks on terms and in amounts as are customarily carried by similar businesses and reasonably sufficient to avoid a material adverse change in the financial condition or results of operation of the Company and its Subsidiaries taken as a whole. The Company shall provide to the Trustee a summary of all insurance coverage prepared by the Company's insurance broker, which expressly states the expiration date for such coverage and which shall appear as an exhibit to the Officer's Certificate delivered to the Trustee pursuant to Section 4.03(a).
                        ---------------

Section 4.10  Investment Company Act.
              ----------------------

          Neither the Company nor any Subsidiary shall become an investment company subject to registration under the Investment Company Act of 1940, as amended.

Section 4.11  Change of Control.
              -----------------

          Upon the occurrence of a Change of Control (the date of each such occurrence being the "Change of Control Date"), the Company will promptly notify
                      ----------------------
the Trustee and the Holders in writing of such occurrence and will make an offer to purchase (the "Change of Control Offer"), on a Business Day (the "Change of
                  -----------------------                            ---------
Control Payment Date") not later than 45 days following the date notification of
--------------------
the Change of Control is first given to the Holders, all 1997 Notes then outstanding at a purchase price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to such Change of Control Payment Date (subject to the right of Holders of record on the relevant Interest Record Date to receive interest due on the relevant Interest Payment
Date). Notice of a Change of Control will be mailed by the Company to the Trustee not more than 20 days after any Change of Control Date and to the Holders not more than 30 days after any Change of Control Date. The Change of Control Offer is required to remain open for not less than 30 days, nor more than 45 days, and until the close of business on any such Change of Control Payment Date. Failure to make, maintain or complete a Change of Control Offer as required under the terms of this Indenture and the 1997 Notes will constitute an Event of Default.

Section 4.12  Limitation on Indebtedness.
              --------------------------

          (a) The Company will not, and will not permit any of its Subsidiaries (other than any Unrestricted Subsidiary), directly or indirectly, to incur any Indebtedness, provided that if no Default or Event of Default shall have
              --------
occurred and be continuing at the time or as a consequence of the incurrence of such Indebtedness, the Company may incur Indebtedness if, on the date of the incurrence of such Indebtedness after giving pro forma effect to the incurrence
                                             --- -----
of such Indebtedness, the Consolidated Fixed Charge Coverage Ratio of the Company is at least 2.0 to 1.

          (b)  The limitations set forth in Section 4.12(a) shall not apply to:
                                            ---------------
(i) Indebtedness under a revolving credit facility or any replacement facility thereof, provided that Indebtedness under such credit facility or any
         --------
replacement facility, including unused commitments, shall not at any time exceed $50.0 million in aggregate outstanding principal amount; (ii) Indebtedness of the Company and its Subsidiaries existing on the Issue Date; (iii) Indebtedness of the Company represented by the 1994 Notes and the 1997 Notes; (iv) Indebtedness of the Company and its Subsidiaries incurred in exchange for or the net proceeds of which are used to extend, refinance, renew, replace, substitute or refund ("Refinance") Indebtedness referred to in clauses (i), (ii) and (iii)
            ---------
above and (ix) below (the "Refinancing Indebtedness") plus any penalties, fees
                           ------------------------
or premiums incurred in connection therewith, provided that (A) the principal
                                              --------
amount of such Refinancing Indebtedness shall not exceed the principal amount of the Indebtedness (including unused commitments) so Refinanced (the "Existing Debt") as of the date of the proposed incurrence of the Refinancing
 -------------
Indebtedness, (B) such Refinancing Indebtedness shall have an Average Life equal to or greater than the Average Life of the Existing Debt, (C) if the Existing Debt (including the 1997 Notes) being Refinanced is pari passu with or
                                                    ---- -----
subordinated to the 1997 Notes then such Refinancing Indebtedness shall be pari
                                                                           ----
passu with or at least as subordinated to, as the case may be, the 1997 Notes,
-----
(D) the Refinancing Indebtedness has a stated maturity date no earlier than the Existing Debt as of the date of such proposed Refinancing and (E) if the Existing Debt is Indebtedness solely of the Company, such Refinancing Indebtedness will only be permitted if it is Indebtedness solely of the Company;
(v) Permitted Construction Indebtedness incurred after March 8, 1994 not to exceed $10.0 million in the aggregate at any time outstanding and designated as Permitted Construction Indebtedness subject to this clause (v) in an Officer's Certificate delivered to the Trustee; (vi) Indebtedness of the Company to a Wholly Owned Subsidiary of the Company or by a Wholly Owned Subsidiary of the Company to the Company or between Wholly Owned Subsidiaries of the Company;
(vii) Indebtedness under Interest Rate Protection Agreements entered into in the ordinary course of business; (viii) Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guarantees of letters of credit, surety bonds or performance bonds securing any obligations of the Company pursuant to such agreements, incurred or assumed in connection with the disposition of any business, assets or Subsidiary of the Company, other than guarantees or similar credit support by the Company of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition, provided that the maximum aggregate liability in
                            --------
respect of all such Indebtedness described in this clause shall not exceed the net proceeds actually received in connection with any such disposition; and (ix) Indebtedness to secure workers' compensation and other insurance coverages, not to exceed the minimum amount required by the Company's insurance carriers or other applicable regulatory agencies; and (x) Indebtedness to La Cadena incurred by the Company in connection with a Qualified La Cadena Investment; provided, however, that the repayment of principal with respect to, and the payment of interest with respect to, any such Qualified La Cadena Investment constituting Indebtedness shall be subject to Section 4.05 hereof.
                                 ------------

Section 4.13  Limitations on Liens.
              --------------------

          The Company will not, and will not permit any of its Subsidiaries (other than any Unrestricted Subsidiary) to, create, incur, assume or suffer to exist any Liens securing Indebtedness, except for (a) any Liens which may be granted to secure the 1997 Notes; (b) Liens securing Senior Indebtedness or Indebtedness that is incurred pursuant to clause (i) of Section 4.12(b); (c)
                                                        ---------------
Liens securing Indebtedness that is incurred in accordance with this Indenture and that is pari passu with the 1997 Notes; provided that the 1997 Notes are
            ---- -----                      --------
secured on an equal and ratable basis to such Liens; (d) Liens securing Indebtedness incurred in accordance with this Indenture and that is subordinated to the 1997 Notes; provided that the 1997 Notes are secured by Liens ranking
                   --------
prior to such Liens; (e) Liens in respect of Refinancing Indebtedness; provided
                                                                       --------
that the terms of such Liens in respect of such Refinancing Indebtedness are not less favorable to the Holders than terms of the Liens securing the Existing Debt being Refinanced and do not extend to or cover any property or assets of the Company or of any of the Subsidiaries not securing such Existing Debt; (f) Liens in respect of Acquired Indebtedness permitted to be incurred in accordance with this Indenture; provided that such Liens in respect of such Acquired
                --------
Indebtedness do not extend to or cover any property or assets of the Company or any Subsidiary other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or such

Subsidiary; (g) Liens securing Indebtedness of the Company or a Subsidiary, which Indebtedness shall not exceed $15.0 million; and (h) Permitted Liens.

Section 4.14  Limitation on Payment Restrictions Affecting Subsidiaries.
              ---------------------------------------------------------

          The Company will not, and will not permit any of its Subsidiaries (other than any Unrestricted Subsidiary), directly or indirectly, to create or suffer to exist or allow to become effective any encumbrance or restriction of any kind (i) on the ability of any Subsidiary (other than any Unrestricted Subsidiary) to (a) pay dividends, in cash or otherwise, or make other payments or distributions on its Capital Stock or any other equity interest or participation in, or measured by, its profits, owned by the Company or any Subsidiary or any of their respective subsidiaries, or make payments on any Indebtedness owed to the Company or any Subsidiary or any of their respective subsidiaries, (b) make loans or advances to the Company or any of its Subsidiaries, (c) transfer any of their respective property to the Company or any of its Subsidiaries or (ii) on the ability of the Company or any of its Subsidiaries (other than an Unrestricted Subsidiary) to receive or retain any such (x) dividends, payments or distributions, (y) loans or advances or (z) transfer of property (any such restriction being referred to herein as a "Payment Restriction"), except for such encumbrances or restrictions existing
--------------------
under or by reason of (A) agreements in effect as of the Issue Date, (B) applicable laws, (C) this Indenture or the indenture governing the 1994 Notes,
(D) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Company or any of the Subsidiaries, (E) Acquired Indebtedness incurred in accordance with this Indenture, provided that
                                                                  --------
such encumbrance or restriction in respect of such Acquired Indebtedness is not applicable to any Person, or the property of any Person, other than the Person, or the property of the Person, so acquired whether or not such Acquired Indebtedness was incurred in connection with or anticipation of such acquisition, (F) the Revolving Credit Facility or (G) any agreement effecting a renewal, refunding, refinancing or extension of Indebtedness referred to in clause (A), (E) or (F) above, provided that the provisions contained in such
                              --------
renewal, refunding, refinancing or extension relating to such encumbrance or restriction are no more restrictive in any material respect than the provisions contained in the agreement that is the subject thereof.

Section 4.15  Limitation on Issuance and Sale of Capital Stock of Subsidiaries.
              ----------------------------------------------------------------

          The Company will not permit any Subsidiary (other than any Unrestricted Subsidiary) to issue any shares of its Capital Stock to any Person other than the Company or one or more of its Wholly Owned Subsidiaries (other than any Unrestricted Subsidiary) nor will the Company permit any Person (other than the Company or one or more of its Wholly Owned Subsidiaries) (other than any Unrestricted Subsidiary) to own or hold any such Capital Stock, other than the Markets Preferred Stock held by Texas Eastern Corporation as of the Issue Date. The Company will not and will not permit any Subsidiary (other than any Unrestricted Subsidiary) to transfer, sell or otherwise dispose of any Capital Stock of any Subsidiary to any Person (other than to the Company or a Wholly Owned Subsidiary that is not an Unrestricted Subsidiary) unless (i) such transfer, sale or other disposition is of all the Capital Stock of such Subsidiary owned by the Company or any Subsidiary and (ii) the Net Cash Proceeds from such transfer, sale or other disposition are applied in accordance with
Section 4.19.
------------

Section 4.16  Limitations on Transactions with Related Persons.
              ------------------------------------------------

          The Company will not, nor will it permit any of its Subsidiaries (other than an Unrestricted Subsidiary) to (a) sell, lease, transfer or otherwise dispose of any of its property to, (b) purchase any property from, (c) make any Investment in or (d) enter into or amend any contract, agreement or understanding with or for the benefit of, a Related Person of the Company or any Subsidiary (other than the Company or any such Subsidiary (other than any Unrestricted Subsidiary) in which no Related Person (other than the Company or a Wholly Owned Subsidiary (other than any Unrestricted Subsidiary) of the Company) owns, directly or indirectly, an equity interest) (each a "Related Person
                                                           --------------
Transaction"), other than Related Person Transactions that are on terms (which
-----------
terms are in writing) that are fair and reasonable to the Company or the Subsidiary and that are no less favorable to the Company or such Subsidiary than those that could be obtained in a comparable arm's length transaction by the Company or such Subsidiary from an unrelated party as determined reasonably and in good faith by the Board of Directors of the Company, provided that if the
                                                        --------
Company or any Subsidiary enters into a Related Person Transaction or series of Related Person Transactions involving or having an aggregate value of more than $1.0 million such Related Person Transaction shall, prior to the consummation thereof, have been approved by a majority of the independent directors of the Company. The restrictions of this Section 4.16 shall not apply to (a) any
                                   ------------
transactions between Wholly Owned Subsidiaries (other than any Unrestricted Subsidiary) of the Company, or between the Company and any Wholly Owned Subsidiary (other than any Unrestricted Subsidiary) of the Company, if such transaction is not otherwise prohibited by this Indenture, (b) any payments or purchases permitted by Section 4.05, (c) any reasonable and customary regular
                       ------------
fees to directors of the Company, (d) any transactions contemplated by the Santee Documents; provided that such transactions are not otherwise prohibited
                  --------
by this Indenture and (e) payment of a financial advisory fee of up to $2.0 million to La Cadena substantially contemporaneously with the effective date of the 1997 amendments to the indenture governing the 1994 Notes.

Section 4.17  Compliance With Laws.
              --------------------

          The Company shall comply, and shall cause each of the Subsidiaries to comply, in all material respects with all Applicable Laws except to the extent any such Applicable Law is contested in good faith by appropriate proceedings and adequate reserves have been established as required by GAAP.

Section 4.18  Stay, Extension and Usury Laws.
              ------------------------------

          The Company covenants (to the extent that it may lawfully do so) that it shall not, and shall cause the Subsidiaries not to, at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or waiver law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or premium, if any, or interest on the 1997 Notes as contemplated herein, wherever in force, now or at any time hereafter in force, or that may materially affect the covenants or the performance of this Indenture or the 1997 Notes in a manner inconsistent with the provisions hereof or thereof and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, and shall cause the Subsidiaries not to, hinder, delay or impede the execution of any power granted to the Trustee under this Indenture or the 1997 Notes, but will suffer and permit the execution of every such power as though no such law existed.

Section 4.19  Limitation on Sales of Assets.
              -----------------------------

          (a) The Company will not, and will not permit any of its Subsidiaries (other than any Unrestricted Subsidiary) to, consummate any Asset Sale (other than a Qualified Santee LLC Interest Sale) unless (i) such Asset Sale is for at least Fair Market Value and (ii) at least 85% of the consideration therefrom received by the Company or such Subsidiary is in the form of Cash or Cash Equivalents, provided that for purposes of this Section 4.19 Cash shall mean
             --------                           ------------
U.S. dollars or such money as is freely convertible into U.S. dollars, provided
                                                                       --------
further that any non-Cash consideration that becomes Net Cash Proceeds will
-------
thereafter be subject to the provisions of Section 4.19(b) and provided further
                                           ---------------     ----------------
that any sale by Stater Bros. Markets of its interest in Santee LLC pursuant to the terms of the limited liability company agreement governing Santee LLC shall not be deemed to be an Asset Sale for purposes of this Section 4.19. Compliance
                                                       ------------
by the Company with clause (i) of the preceding sentence shall be evidenced by
(x) an Officers' Certificate if the Net Cash Proceeds resulting from such Asset Sale are less than or equal to $1.0 million (y) subject to clause (z) below, a resolution of the Board of Directors, which shall be approved by at least a majority of the independent directors of the Company, if the Net Cash Proceeds resulting from such Asset Sale exceed $1.0 million or (z) an Officer's Certificate if such Asset Sale involves the sale of property in a shopping center developed or held for resale by the Company or in connection with a sale-leaseback transaction for a newly constructed or remodeled supermarket and the Net Cash Proceeds resulting from such Asset Sale are less than or equal to $10.0 million.

          (b) Upon the date of consummation of any Asset Sale which, taken individually or together with all Asset Sales since the Issue Date, results in the receipt of Net Cash Proceeds in excess of $5.0 million, such Net Cash Proceeds and all Net Cash Proceeds from all Asset Sales consummated concurrently therewith or consummated thereafter (such first consummation date and each such date thereafter a "Consummation Date") shall be applied by the Company within 18
                   -----------------
months of the relevant Consummation Date (or, in the event of a Qualified Santee LLC Interest Sale, within 24 months of the relevant Consummation Date) at its election to either: (i) investments in assets or business in the same line of business as the Company or such Subsidiary; (ii) the repayment of any Indebtedness which is secured by or incurred to construct such assets; (iii) the repayment of Senior Indebtedness; or (iv) a combination of payment and investment permitted by the foregoing clauses (i), (ii) and (iii). On the earlier of the day after the 18 month period following a Consummation Date (or in the event of a Qualified Santee LLC Interest Sale, within 24 months of the relevant Consummation Date) or such date as the Board of Directors of the Company or of such Subsidiary determines (as evidenced by a resolution of the Board of Directors) not to apply the Net Cash Proceeds relating to such Consummation Date as set forth in clauses (i), (ii) and (iii) of the preceding sentence (each, an "Asset Sale Offer Trigger Date"), such aggregate amount of
                    -----------------------------
Net Cash Proceeds which has not been applied on or before such Asset Sale Offer Trigger Date as permitted in clauses (i), (ii) and (iii) of the preceding sentence (each an "Asset Sale Offer Amount") shall be applied by the Company or
                   -----------------------
such Subsidiary to make an offer to purchase (the "Asset Sale Offer") on a date
                                                   ----------------
(the "Asset Sale Offer Payment Date") not less than 30 nor more than 60 days
      -----------------------------
following the applicable Asset Sale Offer Trigger Date, from all Holders on a pro rata basis, that amount of 1997 Notes equal to the Asset Sale Offer Amount at a price equal to 100% of the aggregate principal amount of the 1997 Notes to be repurchased, plus accrued and unpaid interest thereon, if any, to the date of repurchase. Notwithstanding the foregoing, if an Asset Sale Offer Amount is less than $5.0 million the application of the Net Cash Proceeds constituting such Asset Sale Offer Amount to an Asset Sale Offer may be deferred until such time as such Asset Sale Offer Amount plus the aggregate amount of all Asset Sale Offer Amounts arising subsequent to the Asset Sale Offer Trigger Date relating to such initial Asset

Sale Offer Amount from all Asset Sales by the Company and its Subsidiaries aggregate at least $5.0 million at which time the Company or said Subsidiary shall apply all Net Cash Proceeds constituting all Asset Sale Offer Amounts that have been so deferred to make an Asset Sale Offer (the first date the aggregate of all such deferred Asset Sale Offer Amounts is equal to $5.0 million or more shall be deemed to be an Asset Sale Offer Trigger Date). Pending application to an Asset Sale Offer the Company shall invest such Asset Sale Offer Amounts in Permitted Investments.

Section 4.20  Further Assurance to the Trustee.
              --------------------------------

          The Company shall, upon request of the Trustee, execute and deliver such further instruments and do such further acts or provide such further assurances as may reasonably be necessary or proper to carry out more effectively the provisions of this Indenture and the 1997 Notes.

Section 4.21  Restriction on Layering Debt.
              ----------------------------

          The Company shall not incur any Indebtedness that is subordinate or junior in right of payment to Senior Indebtedness and senior in any respect in right of payment to the 1997 Notes.


                                   ARTICLE 5

                                  SUCCESSORS

Section 5.01  Merger, Consolidation, Etc.
              --------------------------

          The Company will not, in a single transaction or series of related transactions, consolidate or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to, any Person or adopt a Plan of Liquidation unless: (i) either (1) the Company shall be the surviving or continuing corporation or (2) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance, transfer or lease the properties and assets of the Company substantially as an entirety or in the case of a Plan of Liquidation, the Person to which assets of the Company have been transferred (x) shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and
(y) shall expressly assume, by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of and premium, if any, and interest on all of the 1997 Notes and the performance of every covenant of the 1997 Notes and this Indenture on the part of the Company to be performed or observed; (ii) immediately after giving effect to such transaction and the assumption contemplated by clause (y) above (including giving effect to any Indebtedness (including Acquired Indebtedness) incurred or anticipated to be incurred in connection with or in respect of such transaction), the Company (in the case of clause (1) of the foregoing clause (i)) or such Person (in the case of clause
(2) thereof) (a) shall have a Consolidated Net Worth (immediately after the transaction but prior to any purchase accounting adjustments relating to such transaction) equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction and (b) shall be permitted to incur (assuming a market rate of interest with respect thereto) at least $1.00 of additional Indebtedness under Section 4.12(a), provided that this clause (ii)
                              ---------------  --------
shall not apply if the purpose of such transaction is solely to change the jurisdiction of incorporation of the Company; (iii) immediately before and after giving effect to such transaction and the assumption contemplated by clause (y) above

(including giving effect to any Indebtedness (including Acquired Indebtedness) incurred or anticipated to be incurred in connection with or in respect of the transaction) no Default or Event of Default shall have occurred or be continuing or shall occur as a consequence thereof; (iv) the Company or such Person shall have delivered to the Trustee (A) an Officers' Certificate and an Opinion of Counsel (which counsel shall not be in-house counsel of the Company), each stating that such consolidation, merger, conveyance, transfer or lease or Plan of Liquidation and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Section 5.01 and
                                                                 ------------
that all conditions precedent relating to such transaction have been satisfied and (B) a certificate from the Company's independent certified public accountants stating that the Company has made the calculation required by clause
(ii) above in accordance with this Section 5.01; and (v) neither the Company nor
                                   ------------
such Person, as the case may be, would thereupon become obligated with respect to any Indebtedness (including Acquired Indebtedness), nor any of its property become subject to any lien, unless the Company or such Person, as the case may be, could incur such Indebtedness (including Acquired Indebtedness) or create such lien under this Indenture (giving effect to such Person being bound by all the terms of this Indenture).

Section 5.02  Successor Corporation Substituted.
              ---------------------------------

          Upon any consolidation or merger, or any sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01, the Successor shall succeed to, and be substituted
                ------------
for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such Successor had been named as the Company herein; provided, however, that the predecessor Company in the case of a sale, lease,
--------  -------
conveyance or other disposition shall not be released from the obligation to pay the principal of and premium, if any, and interest on the 1997 Notes in accordance with the terms of the 1997 Notes and this Indenture.

Section 5.03  Purchase Offer on Change of Control.
              -----------------------------------

          This Article 5 shall not affect the obligations of the Company under
               ---------
Sections 4.11 and 4.19 hereof.
----------------------


                                   ARTICLE 6

                             DEFAULTS AND REMEDIES

Section 6.01  Events of Default.
              -----------------

          The following are "Events of Default":
                             -----------------

          (a) default in the payment of principal of the 1997 Notes when due at maturity, upon repurchase, upon acceleration or otherwise, including, without limitation, failure of the Company to repurchase the 1997 Notes duly tendered for purchase following a Change of Control Offer or an Asset Sale Offer;

          (b) default in the payment of any installment of interest on the 1997 Notes when due and continuance of such Default for more than 30 days;

          (c) the Company or any Subsidiary (other than any Unrestricted Subsidiary) fails to observe, perform or comply with any of the provisions described under Sections 4.11 and 5.01.
                     ----------------------

          (d) default (other than a default set forth in clauses (a), (b) and (c) above) in the performance, or breach, of any other covenant or warranty of the Company in this Indenture or the 1997 Notes and failure to remedy such default or breach within a period of 60 days after written notice from the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding 1997 Notes;

          (e) failure to pay at maturity or default on any other Indebtedness, whether outstanding on the Issue Date or thereafter, of the Company or any Subsidiary (other than any Unrestricted Subsidiary) if either (x) such default results from the failure to pay principal of, or premium, if any, or interest on, such Indebtedness when due in excess of $5.0 million or (y) as a result of such default, the maturity of such Indebtedness has been accelerated prior to its scheduled maturity, and the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness which has not been paid at maturity or is in default, or the maturity of which has been so accelerated, aggregates $5.0 million or more;

          (f) the entry by a court of one or more judgments or orders against the Company or any Subsidiary or any of their respective properties in an aggregate amount in excess of $2.0 million and that are not covered by insurance underwritten by third parties, which judgments or orders have not been vacated, discharged, satisfied or stayed pending appeal within 60 days from the entry thereof; or

          (g) (i) the Company or any Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

               (A) commences a voluntary case for relief from its creditors,

               (B) consents to the entry of an order for relief against it in an involuntary case for relief from its creditors,

               (C) consents to the appointment of a Custodian of it or for all or substantially all of its property,

               (D) makes a general assignment for the benefit of its creditors, or

               (E) admits in writing its inability generally to pay its debts as the same become due; or

               (ii) a court of competent jurisdiction enters a judgment, order or decree under any Bankruptcy Law that:

               (A) is for relief from its creditors in respect of the Company or any Subsidiary in an involuntary case,

               (B) appoints a Custodian of the Company or any Subsidiary or for all or substantially all of its property, or

               (C)  orders the liquidation of the Company or any Subsidiary,

          and the order or decree remains unstayed and in effect for 60 days;

          The term "Bankruptcy Law" means title 11 of the United States Code or
                    --------------
any similar federal or state Law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar
 ---------
official under any Bankruptcy Law.

          The notice referred to in subsection (e) above must specify the
                                    --------------
Default, demand that it be remedied and state that the notice is a "Notice of
                                                                    ---------
Default."
-------

Section 6.02  Acceleration.
              ------------

          (a) If an Event of Default (other than an Event of Default specified in Section 6.01(g) above with respect to the Company) occurs and is continuing,
   ---------------
then and in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the then outstanding 1997 Notes may declare the unpaid principal of and accrued and unpaid interest thereon, if any, on all the 1997 Notes then outstanding to be due and payable, by a notice in writing to the Company (and to the Trustee, if given by Holders) and upon such declaration such principal amount, and accrued and unpaid interest thereon, if any, will become immediately due and payable, notwithstanding anything contained in this Indenture or the 1997 Notes to the contrary. If an Event of Default specified in Section 6.01(g) above with respect to the Company occurs, all unpaid
   ---------------
principal of and accrued and unpaid interest thereon, if any, the 1997 Notes then outstanding will ipso facto become due and payable without any declaration
                      ---- -----
or other act on the part of the Trustee or any Holder. The Holders of no less than a majority in aggregate principal amount of 1997 Notes are authorized to rescind such acceleration if all existing Events of Default have been cured or waived except for an Event of Default with respect to the non-payment of the principal of and premium, if any, and interest on the 1997 Notes that have become due solely by such acceleration.

          (b) Prior to the declaration of acceleration of the maturity of the 1997 Notes, the holders of a majority in aggregate principal amount of the 1997 Notes at the time outstanding may waive on behalf of all such holders any default, except a default in the payment of principal of or interest on any 1997 Note not yet cured, or a default with respect to any covenant or provision that cannot be modified or amended without the consent of the holder of each outstanding 1997 Note affected.

          (c)  Upon an acceleration as provided in this Section 6.02, all
                                                        ------------
amounts owed by the Company to the Trustee or Holders, including the aggregate principal of, and all premium and accrued and unpaid interest thereon, if any, the 1997 Notes and any and all expenses, fees, or other amounts owing under this Indenture shall bear interest at the then applicable rate of interest payable on the 1997 Notes plus 2% per annum (the "Default Rate") until such amounts have
                       --- -----       ------------
been paid or such acceleration has been rescinded pursuant to Section 6.02(a).
                                                              ---------------

Section 6.03  Other Remedies.
              --------------

          If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or premium, if any, or interest on the 1997 Notes or to enforce the performance of any provision of the 1997 Notes or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the 1997 Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04  Waiver of Past Defaults.
              -----------------------

          At any time after declaration of acceleration with respect to the 1997 Notes has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee or the Holders, where applicable, the Holders of a majority in aggregate principal amount of the then outstanding 1997 Notes, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if (a) the Company has paid or deposited with the Trustee a sum sufficient to pay (i) all overdue installments of interest on all the 1997 Notes, (ii) the principal of any 1997 Notes that have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in the 1997 Notes, (iii) to the extent that payment of such interest is lawful, interest on the defaulted interest at the rate or rates prescribed therefor in the 1997 Notes, and (iv) all money paid or advanced by the Trustee under this Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents, counsel and other advisors and (b) all Defaults and Events of Default, other than the non-payment of the principal of 1997 Notes that have become due solely by such declaration of acceleration, have been cured or waived as provided in this Indenture. No such rescission will affect any subsequent Default or impair any right consequent thereon.

          When a Default is waived, it is cured and stops continuing. No waiver shall extend to any subsequent or other Default or impair any right consequent thereto but any Event of Default arising from such Default shall be deemed to have been cured for every purpose of this Indenture. This Section 6.04 shall be
                                                           ------------
in lieu of TIA (S)316(a)(1)(B) and said TIA section is hereby expressly excluded from this Indenture, as permitted by the TIA.

Section 6.05  Control by Majority.
              -------------------

          The Holders of a majority in aggregate principal amount of the then outstanding 1997 Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on such Trustee, provided that (a) such
                                                         --------
direction is not in conflict with any rule of law or with this Indenture and (b) the Trustee may take any other action it deems proper that is not inconsistent with such direction. The Trustee may refuse to follow any direction that conflicts with law or this Indenture, is unduly prejudicial to the rights of other Noteholders, or would involve the Trustee in personal liability. This

Section 6.05 shall be in lieu of TIA (S)316(a)1(A) and said TIA section is
------------
hereby expressly excluded from this Indenture, as permitted by the TIA.

Section 6.06  Limitation on Suits.
              -------------------

          No Holder will have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee or for any other remedy under this Indenture, unless (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default, (b) the Holders of not less than 25% in aggregate principal amount of the then outstanding 1997 Notes have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as trustee under this Indenture, (c) such Holder or Holders have offered to the Trustee an indemnity, adequate in the sole reasonable discretion of the Trustee, against the costs, expenses and liabilities to be incurred in compliance with such request, (d) the Trustee for 30 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding and
(e) no direction inconsistent with such written request has been given to the Trustee during such 30-day period by the Holders of a majority in aggregate principal amount of the outstanding 1997 Notes.

          A Noteholder may not use this Indenture to prejudice the rights of another Noteholder or to give or obtain a preference or priority over another Noteholder.

Section 6.07  Rights of Holders to Receive Payment.
              ------------------------------------

          Each Holder will have the right, which is absolute and unconditional, to receive payment of the principal of and interest on, such 1997 Note on the stated maturity thereof and to institute suit for the enforcement of any such payment, and such right may not be impaired without the consent of such Holder.

Section 6.08  Collection Suit by Trustee.
              --------------------------

          If an Event of Default specified in Section 6.01(a) or (b) occurs and
                                              ----------------------
is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal and interest remaining unpaid on the 1997 Notes and interest on overdue principal and, to the extent lawful, interest and such further amounts as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents, counsel and other advisors.

Section 6.09  Trustee May File Proofs of Claim.
              --------------------------------

          The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Noteholders allowed in any judicial proceedings relative to the Company, its Subsidiaries, its creditors or its property. Nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the 1997 Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceeding.

Section 6.10  Priorities.
              ----------

          If the Trustee collects any money pursuant to this Article 6, it shall
                                                             ---------
pay out the money in the following order:

     First:  to the Trustee for amounts due under Section 7.07;
                                                  ------------

     Second: to Noteholders for amounts due and unpaid on the 1997 Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the 1997 Notes for principal and interest, respectively; and

     Third:  to the Company.

The Trustee may fix a record date and payment date for any payment or distribution of property or securities to Noteholders in accordance with Section
                                                                         -------
2.12 and may set a record date or payment date as necessary to effectuate its
----
obligations under this Indenture and the 1997 Notes.

Section 6.11  Undertaking for Costs.
              ---------------------

          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder
     ------------
pursuant to Section 6.07, or a suit by Holders of more than 10% in aggregate
            ------------
principal amount of the then outstanding 1997 Notes.


                                   ARTICLE 7

                                    TRUSTEE

          The Trustee hereby accepts the trust imposed upon it by this Indenture and covenants and agrees to perform the same, as herein expressed.

Section 7.01  Duties of Trustee.
              -----------------

          (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

          (b) Except during the continuance of an Event of Default:

          (i) the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants shall be read into this Indenture against the Trustee; and

          (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this

     Indenture. However, in the case of an Officer's Certificate or Opinion of Counsel required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform on their face to the requirements of this Indenture.

          (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

               (i) this paragraph does not limit the effect of paragraph (b) of
                                                               -------------
     this Section;

               (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

               (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.
                                ------------

Subparagraph (c)(iii) shall be in lieu of TIA (S)315(d)(3) and said TIA section
---------------------
is hereby expressly excluded from this Indenture, as permitted by the TIA.

          (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.
                      ---------------------------         ------------

          (e) The Trustee may refuse to perform any duty or exercise any right or power unless it is provided with adequate funds or indemnity, adequate in the sole reasonable discretion of the Trustee, against any loss, liability or expense.

          (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02  Rights of Trustee.
              -----------------

          (a) The Trustee may rely and shall be protected from acting or refraining from acting based on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting with respect to any matter contemplated by this Indenture, it may require an Officers' Certificate or an Opinion of Counsel, or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

          (c) The Trustee may act through attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care.

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

          (e) The Trustee may consult with counsel, and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability irrespective of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

          (f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company and its Subsidiaries, personally or by agent or attorney.

          (g) Except with respect to Section 4.01, the Trustee shall have no
                                     ------------
duty to inquire as to the performance of the Company's covenants in Article 3, 4
                                                                    ------------
and 5 hereof.  In addition, the Trustee shall not be deemed to have knowledge of
-----
any Default or Event of Default except (i) any Event of Default occurring pursuant to Sections 6.01(a) (other than a failure of the Company to repurchase
            ----------------
the 1997 Notes duly tendered for purchase following a Change of Control Offer or an Asset Sale Offer), Section 6.01(b) and Section 4.01, (ii) any Default or
                      ---------------     ------------
Event of Default of which the Trustee shall have received written notification or obtained actual knowledge.

          (h) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers unless repayment of such funds shall reasonably be assured to it or the Trustee is provided adequate indemnity in its sole reasonable discretion.

Section 7.03  Individual Rights of Trustee.
              ----------------------------

          The Trustee in its individual or any other capacity may become the owner or pledgee of 1997 Notes and may otherwise deal with the Company or an Affiliate with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections
                                                                      --------
7.10 and 7.11.
-------------

Section 7.04  Trustee's Disclaimer.
              --------------------

          The Trustee shall not be responsible and makes no representation as to the validity or adequacy of this Indenture or the 1997 Notes, it shall not be accountable for any statement made by the Company or for the Company's use of the proceeds from the 1997 Notes, and it shall not be responsible for any statement in this Indenture or any statement in the 1997 Notes other than its authentication.

Section 7.05  Notice of Defaults.
              ------------------

          If a Default of Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Noteholder a notice of the Default within 90 days after it occurs. Except in the case of a Default in any payment due on any 1997 Note (including any failure to make any mandatory redemption payment required hereunder), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Noteholders. The second sentence of Section 7.05 shall be in lieu of the proviso
   ------------
to TIA (S)315(b) and said TIA section is hereby expressly excluded from this Indenture, as permitted by the TIA.

Section 7.06  Reports by Trustee to Holders.
              -----------------------------

          Within 60 days after the reporting date stated in Section 10.10, the
                                                            -------------
Trustee shall mail to Noteholders, if required by TIA (S) 313(a), a brief report dated as of such reporting date that complies with such (S)313(a). The Trustee also shall comply with TIA (S)313(b)(2) and transmit by mail all reports as required by TIA (S)313(c).

          After this Indenture has been qualified under the TIA, a copy of each report at the time of its mailing to Noteholders shall be filed with the SEC and each stock exchange on which the 1997 Notes are listed. The Company shall promptly notify the Trustee in writing when the 1997 Notes are listed on any stock exchange.

Section 7.07  Compensation and Indemnity.
              --------------------------

          The Company shall pay to the Trustee, paying agents and registrars from time to time reasonable compensation (as the Company and such parties may agree) for their respective services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it. Such expenses may include the reasonable compensation and out-of-pocket fees and expenses of the Trustee's agents, counsel and other advisors.

          The Company shall indemnify the Trustee, paying agents and registrars, and their respective agents, counsel and other advisors, and shall hold them harmless against any claim or demand (including but not limited to attorney's fees and expenses) made against or as incurred by them in connection with the acceptance of this trust or the administration of this Indenture and their respective duties hereunder, except as set forth in the next paragraph. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. However, failure of the Trustee to do so shall not relieve the Company of its obligations hereunder. The Company shall defend the claim at its own expense with counsel, who may be outside counsel to the Company but shall in all events be reasonably satisfactory to the Trustee, and the Trustee shall cooperate in the defense; provided, however, that the Trustee may, at its
                          --------  -------
option, retain its own separate counsel to defend such claim and the Company shall pay the reasonable fees and expenses of such separate counsel. In addition, if the Company does not so defend the Trustee or if at any time the counsel so selected is ethically prohibited from representing the Trustee (whether because of a conflict of interest or the provisions of the TIA), then the Trustee may retain one separate counsel and the Company shall pay the reasonable fees and expenses of such separate counsel. The indemnification herein extends to any settlement, provided that the Company will not be liable
                                  --------
for any settlement made without its consent, and provided further that such
                                                 ----------------
consent will not be unreasonably withheld.

          The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through negligence or bad faith of the Trustee.

          To secure the Company's payment obligations in this Section, the Trustee and any such predecessor trustee shall have a lien prior to the 1997 Notes on all money or property held or collected by the Trustee or the Holders, except that held in trust to pay principal of and premium, if any, and interest on the 1997 Notes.

          When the Trustee, or its agents, counsel or advisors, incurs fees or expenses or renders services after an Event of Default specified in Section
                                                                    -------
6.01(g) occurs, the fees, expenses and the compensation for the services are
-------
intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.08  Replacement of Trustee.
              ----------------------

          A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

          The Trustee may resign by so notifying the Company. The Holders of a majority in aggregate principal amount of the then outstanding 1997 Notes may remove the Trustee by so notifying the removed Trustee and the Company and may appoint a successor Trustee with the Company's consent. The Company may remove the Trustee if:

          (1) the Trustee fails to comply with Section 7.10;
                                               ------------

          (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

          (3) a Custodian or public officer takes charge of the Trustee or its property; or

          (4) the Trustee becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding 1997 Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in aggregate principal amount of the then outstanding 1997 Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee fails to comply with Section 7.10, any Noteholder may
                                              ------------
petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective without any further act, deed or conveyance, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Noteholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee. Notwithstanding the replacement of the Trustee pursuant to this Section 7.08, the Company's obligations and the
                             ------------
Trustee's rights under Section 7.07 hereof shall continue for the benefit of the
                       ------------
retiring Trustee with respect to expenses and liabilities incurred by it prior to such replacement.

Section 7.09  Successor Trustee by Merger, etc.
              --------------------------------

          Subject to Section 7.10, if the Trustee consolidates with, merges or
                     ------------
converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee. Such succession shall also occur without any further act with respect to all agency roles in which the Trustee then serves.

Section 7.10  Eligibility; Disqualification.
              -----------------------------

          This Indenture shall always have a Trustee who satisfies the requirements of TIA (S)310(a)(1). The Trustee shall always have a combined capital and surplus as stated in Section 10.10. The Trustee is subject to TIA
                                 -------------
(S)310(b), including TIA (S)310(b)(9); provided, however, that there shall be
                                       --------  -------
excluded from the operation of (S) 310(b)(1) any indenture or indentures under which other securities are outstanding if the requirements of (S) 310(b)(1) are met. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect specified herein.

Section 7.11  Preferential Collection of Claims Against Company.
              -------------------------------------------------

          The Trustee shall comply with TIA (S)311(a), excluding any creditor relationship set forth in TIA (S)311(b). A Trustee who has resigned or been removed shall be subject to TIA (S)311(a) to the extent indicated therein.


                                   ARTICLE 8

                    SATISFACTION AND DISCHARGE OF INDENTURE

Section 8.01  Termination of Company's Obligations.
              ------------------------------------

          (a) This Indenture shall cease to be of further effect (except that the Company's obligations under Section 7.07, 8.04, 8.05 and 9.06, and the
                                ---------------------------------
Company's, Trustee's and Paying Agent's obligations under Section 8.03 shall
                                                          ------------
survive) when all outstanding 1997 Notes theretofore authenticated and issued have been delivered (other than destroyed, lost or stolen 1997 Notes that have been replaced or paid) to the Trustee for cancellation or the Company has paid all sums payable hereunder. In addition, the Company may elect to have either

Section 8.01(b) or 8.01(c) below be applied to the outstanding 1997 Notes upon
--------------------------
compliance with the conditions set forth in Section 8.01(d).
                                            ---------------

     (b) Upon the Company's exercise under Section 8.01(a) of the option
                                           ---------------
applicable to this Section 8.01(b), the Company  shall be deemed to have been
                   ---------------
released and discharged from its obligations with respect to the outstanding 1997 Notes on the date the conditions set forth below are satisfied (hereinafter, "legal defeasance"). For this purpose, such legal
                         ----------------
defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding 1997 Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of the Sections
                            -----------
of and matters under this Indenture referred to in (i) and (ii) below, and to have satisfied all its other obligations under such 1997 Notes and this Indenture insofar as such 1997 Notes are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding 1997 Notes to receive solely from the trust fund described in Section 8.01(d) below and as
                                                ---------------
more fully set forth therein, payments in respect of the principal of and premium, if any, and interest on such 1997 Notes when such payments are due,
(ii) the Company's obligations with respect to such 1997 Notes under Sections
                                                                     --------
2.06, 2.07 and 4.04, and, with respect to the Trustee, under Section 7.07 and
-------------------                                          ----------------
9.06, (iii) the rights, powers, trusts, duties and immunities of the Trustee
----
hereunder and (iv) this Section 8.01. Subject to compliance with this Section
                        ------------                                  -------
8.01, the Company may exercise its option under this Section 8.01(b)
----                                                 ---------------
notwithstanding the prior exercise of its option under Section 8.01(c) below
                                                       ---------------
with respect to the 1997 Notes.

          (c) Upon the Company's exercise under Section 8.01(a) of the option
                                                ---------------
applicable to this Section 8.01(c), the Company shall be released and discharged
                   ---------------
from its obligations under any covenant contained in Article 5 and in Sections
                                                     ---------        --------
4.02, 4.04, 4.05, 4.07, 4.08, 4.09, 4.11 through 4.19 with respect to the
-----------------------------------------------------
outstanding 1997 Notes on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance"), and the 1997 Notes shall
                         -------------------
thereafter be deemed to be not "outstanding" for the purpose of any direction,
                                -----------
waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed

"outstanding" for all other purposes hereunder.  For this purpose, such covenant
------------
defeasance means that, with respect to the outstanding 1997 Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the
                             ------------
remainder of this Indenture and such 1997 Notes shall be unaffected thereby.

          (d) The following shall be the conditions to the application of either

Section 8.01(b) or Section 8.01(c) above to the outstanding 1997 Notes:
---------------    ---------------

               (i) the Company has irrevocably deposited in trust with the Trustee or, at the option of the Trustee, with a trustee, satisfactory to the Trustee and the Company, and conveyed all right, title, and interest for the benefit of the Holders of such 1997 Notes, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds solely for the benefit of the Holders for that purpose, Cash and/or United States Government Obligations maturing as to principal and interest in such amounts and at such times as are sufficient without consideration of any reinvestment of such interest to pay principal of and premium, if any, and interest on such outstanding 1997 Notes to maturity, and to pay all other sums payable by it hereunder and including all amounts owing under Section 7.07; provided that (1) the trustee of the
                             ------------  --------
     irrevocable trust shall have been irrevocably instructed to pay such money or the proceeds of such United States Government Obligations to the Trustee and (2) the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such United States Government Obligations to the payment of said principal and interest with respect to the 1997 Notes;

               (ii) the Company has delivered to the Trustee an Officers' Certificate stating that (1) all conditions precedent provided for relating to either the legal defeasance under Section 8.01(b) above or the covenant
                                          ---------------
     defeasance under Section 8.01(c) above, as the case may be, have been
                      ---------------
     complied with and (2) if any other Indebtedness of the Company shall then be outstanding or committed, such legal defeasance or covenant defeasance will not violate the provisions of the agreements or instruments evidencing such Indebtedness;

               (iii) no Default or Event of Default shall have occurred and be continuing on the date of such deposit;

               (iv) such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a Default or Event of Default under, this Indenture or any other agreement or instrument to which the Company or any Subsidiary is a party or by which it is bound;

               (v) in the case of an election under Section 8.01(b) above, the
                                                    ---------------
     Company shall have delivered to the Trustee an Opinion of Counsel from counsel reasonably acceptable to the Trustee to the effect that (1) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (2) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that the Holders of the outstanding 1997 Notes will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same time as would have been the case if such legal defeasance had not occurred; and

               (vi) in the case of an election under Section 8.01(c) above, the
                                                     ---------------
     Company shall have delivered to the Trustee an Opinion of Counsel from counsel reasonably acceptable to the Trustee to the effect that (1) the Holders of the outstanding 1997 Notes will recognize income, gain or loss for federal income tax on the same amount and in the same manner and at the same time as would have been the case if such covenant defeasance had not occurred or (2) the Company has received from, or there has been published by, the Internal Revenue Service a ruling to the foregoing effect.

           (v)  in the case of an election under either Section 8.01(b) or (c)
                                                        ----------------------
     above, the Company shall have delivered to the Trustee an Opinion of Counsel from counsel reasonably acceptable to the Trustee to the effect that (1) the Company's exercise of its option under Section 8.01(b) or (c),
                                                         ----------------------
     as applicable, will not result in any of the Company, the Trustee or the trust created by the Company's deposit of funds pursuant to this provision becoming or being deemed to be an "investment company" under the Investment Company Act of 1940, as amended, and (2) after the passage of 90 days following deposit, the trust funds will not be subject to Section 547 of the United States Bankruptcy Code.

          After such irrevocable deposit made pursuant to this Section 8.01 and
                                                               ------------
satisfaction of the other conditions set forth herein, the Trustee upon written request by the Company shall acknowledge in writing the discharge of the Company's obligations under this Indenture except for those surviving obligations specified above.

          As used herein, "United States Government Obligations" means direct
                           ------------------------------------
obligations of the United States of America for the payment of which the full faith and credit of the United States of America is pledged. In order to have money available on a payment date to pay principal or interest on the 1997 Notes, the United States Government Obligations shall be payable as to principal or interest on or before such payment date in such amounts as will provide the necessary money. United States Government Obligations shall not be callable at the issuer's option.

Section 8.02  Application of Trust Money.
              --------------------------

          The Trustee shall hold in trust money or United States Government Obligations deposited with it pursuant to Section 8.01. It shall apply the
                                          ------------
deposited money and the money from United States Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and premium, if any, and interest on the 1997 Notes.

Section 8.03  Repayment to Company.
              --------------------

          Subject to Section 7.07 and to this Article 8, the Trustee and the
                     ------------             ---------
Paying Agent shall promptly pay to the Company upon receipt of an Officer's Certificate any excess money or securities held by them at any time.

          The Trustee and the Paying Agent shall pay to the Company upon receipt of an Officer's Certificate any money held by them for the payment of principal or interest that remains unclaimed for two years after the date upon which such payment shall have become due; provided, however, that the Company shall have
                               --------  -------
first caused notice of such payment to the Company to be mailed to each Noteholder entitled thereto no less than 30 days prior to such payment. After payment to the Company, Noteholders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person.

Section 8.04  Reinstatement.
              -------------

          If the Trustee or Paying Agent is unable to apply any money in accordance with Section 8.01 by reason of any order or judgment of any court or
                ------------
governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the 1997 Notes shall be revived and reinstated as though no deposit had occurred pursuant to

Section 8.01 until such time as the Trustee or Paying Agent is permitted to
------------
apply all such money in accordance with Section 8.02; provided, however, that if
                                        ------------  --------  -------
the Company makes any payment of interest on or principal of any 1997 Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such 1997 Notes to receive such payment from the money held by the Trustee or Paying Agent.

Section 8.05  Indemnity for Government Obligations.
              ------------------------------------

          The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against United States Government Obligations deposited with or pursuant to Section 8.01 or the principal and interest received on such United
            ------------
States Governmental Obligations.


                                   ARTICLE 9

                                   AMENDMENTS

Section 9.01  Without Consent of Holders.
              --------------------------

          The Company, when authorized by a resolution of its Board of Directors, and the Trustee may, without the consent of the Holders of any outstanding 1997 Notes, amend, waive or supplement this Indenture or the Notes for certain specified purposes, including, among other things:

          (1) to cure any ambiguity, defect or inconsistency;

          (2)  to comply with Section 5.01;
                              ------------

          (3) to provide for uncertificated Notes in addition to certificated Notes;

          (4) to make any change that does not adversely affect the legal rights hereunder of any Noteholder;

          (5) to add to the covenants, conditions and restrictions of the Company, for the benefit of the Noteholders, or to surrender any right or power herein conferred upon the Company, or

          (6) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the TIA, or under any similar federal statute hereafter enacted, provided however, that in the case of a change pursuant to clauses (1) or (4) of this sentence, the Company has delivered to the Trustee an Opinion of Counsel stating that such change does not adversely affect the rights of any Holder.

Section 9.02  With Consent of Holders.
              -----------------------

          Subject to Section 6.07, the Company and the Trustee may amend this
                     ------------
Indenture or the 1997 Notes with the written consent of the Holders of at least a majority in aggregate principal amount of the then outstanding 1997 Notes.

          Subject to Sections 6.02, 6.04 and 6.07, the Holders of a majority in
                     ----------------------------
aggregate principal amount of the 1997 Notes then outstanding may also waive compliance in a particular instance by the Company with any provision of this Indenture or the 1997 Notes.

          This Indenture may be amended or modified or rights thereunder may be waived with the consent of Holders of at least a majority of the aggregate principal amount of 1997 Notes then outstanding provided that, without the consent of each Holder affected thereby,
            --------
no such amendment, modification or waiver may:

          a. reduce the percentage in outstanding aggregate principal amount of 1997 Notes the Holders of which must consent to an amendment, supplement or waiver of any provision of this Indenture or the 1997 Notes;

          b. reduce the rate of or change the time for payment of interest on any 1997 Note;

          c. reduce the aggregate principal amount outstanding of or change the fixed maturity of any 1997 Note;

          d. waive a default in the payment of the principal of, premium, if any, or interest on, or an offer to purchase required under this Indenture with respect to, any 1997 Note (except a rescission of acceleration of the 1997 Notes and a waiver of the payment default that resulted from such acceleration);

          e. make the principal of or interest on any 1997 Note payable in money other than that stated in the 1997 Note;

          f. amend, change or modify the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control or to make and consummate the Asset Sale Offer with respect to any Asset Sale or modify any of the provisions or definitions with respect thereto; or

          g. modify any of the provisions relating to amendments or modifications of this Indenture requiring the consent of Holders or relating to the waiver of past Events of Default or waive any default in payment in respect of the 1997 Notes or impair the right to institute suit for the enforcement of payment of the 1997 Notes.

          To secure a consent of the Holders under this Section 9.02, it shall
                                                        ------------
not be necessary for the Holders to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof. The calculation of holders so consenting shall be made pursuant to Section 2.09 hereof.
            ------------

          After an amendment or waiver under this Section 9.02 becomes
                                                  ------------
effective, the Company shall mail to Noteholders and the Trustee a notice describing the amendment or waiver, provided that failure to give the required
                                    --------
notice shall not affect the validity and effect of such amendment or waiver.

Section 9.03  Compliance with Trust Indenture Act.
              -----------------------------------

          Every amendment to this Indenture or the 1997 Notes shall be set forth in a supplemental indenture that complies with the TIA as then in effect.

Section 9.04  Revocation and Effect of Consents.
              ---------------------------------

          Until the earlier of the time that an amendment or waiver becomes effective or for a period of 90 days from the date the consent was given, a consent to an amendment or waiver by a Holder of a 1997 Note is a continuing consent by the Holder and every subsequent Holder of a 1997 Note or portion of a 1997 Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any 1997 Note. Any such Holder or subsequent Holder may, however, revoke its consent as to its 1997 Note or portion of a 1997 Note if the Trustee receives notice of revocation before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of 1997 Notes have consented to the amendment or waiver (or before such later date as may be required by law or stock exchange rule).

          The Trustee may, upon written direction of the Company, or as otherwise required hereunder or by Applicable Law, fix a record date for the purpose of determining the Holders entitled to consent to any amendment or waiver. If a record date is fixed, then notwithstanding the provisions of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No consent shall be valid or effective for more than 90 days after such record date unless consents from Holders of the aggregate principal amount of 1997 Notes required hereunder for such amendment or waiver to be effective shall have also been given and not revoked within such 90-day period.

          After an amendment or waiver becomes effective it shall bind every Noteholder, unless it is of the type described in any of clauses (a) through (g)
                                                         -----------------------
of Section 9.02.  In such case, the amendment or waiver shall bind each Holder
   ------------
of a 1997 Note who has consented to it.

Section 9.05  Notation on or Exchange of 1997 Notes.
              -------------------------------------

          If an amendment, supplement or waiver changes the terms of the 1997 Notes, the Trustee may require each Holder thereof to deliver its 1997 Notes to the Trustee. The Trustee may place an appropriate notation about an amendment or waiver on any 1997 Note thereafter authenticated. The Company in exchange for all 1997 Notes may issue and the Trustee shall authenticate new 1997 Notes that reflect the amendment or waiver. Failure to make the appropriate notation or issue a new 1997 Note shall not affect the validity or effect of such amendment or waiver.

Section 9.06  Trustee Protected.
              -----------------

          The Trustee shall sign all supplemental indentures and amendments authorized pursuant to this Article 9, except that the Trustee need not sign any
                            ---------
supplemental indenture that adversely affects its rights. The Trustee, subject to Sections 7.01 and 7.02, shall be entitled to receive if requested, an
   ----------------------
indemnity satisfactory to it in its sole reasonable discretion and shall be entitled to be fully protected in relying upon, an Opinion of Counsel stating that any amendment, supplement or waiver is authorized or permitted by this Indenture and that such supplemental indenture and this Indenture, as so amended or supplemented, constitute the valid and binding obligations of the Company, enforceable against it in accordance with their respective terms (subject to customary and necessary exceptions) and all conditions precedent have been complied with.

                                   ARTICLE 10

                                 SUBORDINATION

Section 10.01  The 1997 Notes Subordinated to Senior Indebtedness.
               --------------------------------------------------

          The Company agrees, and each Holder by accepting a 1997 Note agrees, that the Indebtedness evidenced by the 1997 Notes, including for all purposes of this Article 10, all repurchase and redemption obligations with respect to the
     ----------
1997 Notes, is subordinated in right of payment, to the extent and in the manner provided in this Article 10, to the prior payment in full of all existing and
                 ----------
future Senior Indebtedness and that the subordination is for the benefit of and enforceable by the holders of Senior Indebtedness, and authorizes and directs the Trustee to take such action as may be required by such holders of Senior Indebtedness to acknowledge or effectuate the subordination as provided in this
Article 10 and appoints the Trustee as attorney-in-fact for any and all such purposes.

          Only Indebtedness of the Company that is Senior Indebtedness shall rank senior to the Notes in accordance with the provisions set forth in this Indenture. This Article 10 shall remain in full force and effect as long as any Senior Indebtedness is outstanding or any commitment to advance Senior Indebtedness exists, assuming in the case of the Revolving Credit Facility that all conditions precedent to any such advance could be satisfied.

Section 10.02  Liquidation; Dissolution; Bankruptcy.
               ------------------------------------

          Upon any payment or distribution, whether of Cash, securities or other property, to creditors of the Company in a liquidation (total or partial), reorganization or dissolution of the Company, whether voluntary or involuntary, or in a bankruptcy, reorganization, insolvency, receivership, assignment for the benefit of creditors, marshalling of assets or similar proceeding relating to the Company or its property:

               (1) holders of Senior Indebtedness shall be entitled to receive payment in full, in Cash or Cash equivalents, of such Senior Indebtedness before Holders shall be entitled to receive any payment of principal of, or interest on, or any other distribution with respect to, the 1997 Notes; and

               (2) until the Senior Indebtedness is paid in full as provided in clause (1) above, any distribution to which Holders would be entitled but for this Article 10 shall be made to the holders of Senior Indebtedness as their interests may appear;

in each case except that Holders may receive shares of stock and debt securities that are subordinated to Senior Indebtedness to at least the same extent and pursuant to the same or more stringent terms as are the 1997 Notes.

          Upon any distribution of assets of the Company, referred to in this

Section 10.02, the Trustee and the Holders shall be entitled to rely upon any
-------------
order or decree of a court of competent jurisdiction in which such bankruptcy, reorganization, insolvency, receivership, assignment for the benefit of creditors, marshalling of assets or similar proceedings are pending, or a certificate of the liquidating trustee or agent or other such Person making any distribution to the Trustee or to the Holders, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of Senior Indebtedness, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section
                                                                     -------
10.02. The Trustee shall be entitled to rely on the delivery to it of a written
-----
notice by a Person representing itself to be a holder of Senior Indebtedness or a Representative, as the case may be, to establish that such notice has been given by a holder of Senior Indebtedness or a Representative, as the case may be. In the event that the Trustee determines, in good faith, that further evidence is required with respect to the right of any Person, as a holder of Senior Indebtedness, to participate in any payment or distribution pursuant to this Section 10.02, the Trustee may request such Person to furnish evidence to
     -------------
the reasonable satisfaction of the Trustee as to the amount of such Senior Indebtedness held by such Person, as to the extent to which such Person is entitled to participation in such payment or distribution and as to other facts pertinent to the rights of such Person under this Section 10.02, and, if such
                                                  -------------
evidence is not furnished, the Trustee may defer any payment to such Person (or to the Noteholder) pending judicial determination as to the right of such Person to receive such payment.

Section 10.03  Default on Senior Indebtedness.
               ------------------------------

          No direct or indirect payment by or on behalf of the Company under the 1997 Notes shall be made if (i) any Designated Senior Indebtedness is not paid when due or (ii) any other default on Designated Senior Indebtedness occurs and in the case of this clause (ii) the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms, unless, in either case, (x) the default has been cured or waived and any such acceleration has been rescinded or (y) such Designated Senior Indebtedness has been paid in full; provided, however, that the Company may make any such direct or indirect payment under the 1997 Notes without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the Representative of such Designated Senior Indebtedness. In addition, during the continuance of any other event of default with respect to Designated Senior Indebtedness pursuant to which the maturity of such Designated Senior Indebtedness may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, upon the occurrence of (a) receipt by the Trustee of written notice from the Representative with respect to, or the holders of at least a majority in aggregate principal amount of, such Designated Senior Indebtedness then outstanding or (b) if such event of default results from the acceleration of the 1997 Notes, the date of such acceleration, no direct or indirect payment may be made by the Company upon or in respect of the 1997 Notes for a period (a "Payment Blockage Period") commencing on the earlier of the date of receipt of such notice by the Trustee or the date of such acceleration and ending 180 days thereafter (unless such Payment Blockage Period shall be terminated by written notice to the Trustee from such Representative or such holders). Not more than one Payment Blockage Period in the aggregate may be commenced with respect to the Notes during any period of 360 consecutive days, irrespective of the number of defaults with respect to Senior Indebtedness during such period. In no event will a Payment Blockage Period extend beyond 179 days from the date such payment upon or in respect of the Notes was due, and there must be 180 days in any 360-day period in which no Payment Blockage Period is in effect as to the Company. For all purposes of this Section 10.03, no default or event of default that
                         -------------
existed or was continuing on the date of the commencement of the Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period shall be, or be made, the basis for the commencement of a subsequent Payment Blockage Period by the Representative or requisite holders of such Designated Senior Indebtedness whether or not within a period of 360 consecutive days unless such default or event of default shall been cured or waived for a period of not less than 90 consecutive days.

Section 10.04  When Distribution Must Be Paid Over.
               -----------------------------------

          In the event that the Company shall make any payment to the Trustee pursuant to the 1997 Notes at a time when such payment is prohibited by Section
                                                                        -------
10.02 or 10.03, such payment shall be held by the Trustee, in trust for the
-----    -----
benefit of, and shall be paid forthwith over and delivered to, the holders of Senior Indebtedness (pro rata as to each of such holders on the basis of the
                     --- ----
respective amounts of Senior Indebtedness held by them) or their Representatives, as their respective interests may appear, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

          If a distribution is made to Holders that because of this Article 10 should not have been made to them, the Holders who receive the distribution shall hold it in trust for holders of Senior Indebtedness and pay it over to them as their interests may appear.

Section 10.05  Notice by Company.
               -----------------

          The Company shall promptly notify the Trustee and any Paying Agent by an appropriate Officers' Certificate of the Company delivered to a Trust Officer and the Paying Agent of any facts known to the Company that would cause a payment under the 1997 Notes of principal of or interest on the 1997 Notes to violate this Article 10, but failure to give such notice shall not affect the subordination of the 1997 Notes to the Senior Indebtedness provided in this
Article 10.

Section 10.06  Subrogation.
               -----------

          After all Senior Indebtedness is paid in full and all commitments to advance Senior Indebtedness have been terminated, and until the 1997 Notes are paid in full pursuant to the 1997 Notes and this Indenture or otherwise, Holders shall be subrogated to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness to the extent that distributions otherwise payable to Holders have been applied to payment of Senior Indebtedness. A distribution made under this Article 10 to holders of Senior Indebtedness that otherwise would have been made to Holders is not, as between the Company and the Holders, a payment by the Company on Senior Indebtedness.

Section 10.07  Relative Rights.
               ---------------

          This Article 10 defines the relative rights of Holders and holders of Senior Indebtedness. Nothing in this Indenture (but subject to the provisions of paragraph 5 of the 1997 Notes) shall:

               (1) impair, as between the Company and the Holders, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the 1997 Notes in accordance with their terms;

               (2) affect the relative rights of Holders and creditors of the Company other than such creditors as are holders of Senior Indebtedness;

               (3) prevent the Trustee or any Holder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders of Senior Indebtedness to receive distributions otherwise payable to Holders; or

               (4) create or imply the existence of any commitment on the part of the holders of Senior Indebtedness to extend credit to the Company, other than as set forth in the terms governing such Senior Indebtedness.

Section 10.08  Subordination May Not Be Impaired by Company.
               --------------------------------------------

          No right of any present or future holder of Senior Indebtedness to enforce the subordination of the Indebtedness evidenced by the 1997 Notes and this Article 10 shall be impaired by any act or failure to act by the Company or anyone in custody of its assets or property or by its failure to comply with this Indenture.

Section 10.09  Distribution or Notice to Representatives.
               -----------------------------------------

          Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness, the distribution may be made and the notice given to their Representatives, if any.

Section 10.10  Rights of Trustee and Paying Agent.
               ----------------------------------

          Notwithstanding Section 10.02 or 10.03, the Trustee or any Paying
                          -------------    -----
Agent may continue to make payments of principal of or interest on the 1997 Notes unless, in the case of the Trustee, a Trust Officer or, in the case of a Paying Agent other than the Trustee, an officer of such Paying Agent, shall have received, at least three Business Days prior to the date such payments are due and payable, written notice of the occurrence of an event under Section 10.02 or
                                                                -------------
10.03 and that any payment under the 1997 Notes would violate this Article 10.
-----
Only the Company or a Repre sentative with respect to or holders of at least a majority in principal amount of an issue of Designated Senior Indebtedness may give such notice. Nothing contained in this Section 10.10 shall limit the right
                                             -------------
of any holder of Senior Indebtedness to recover payments as contemplated by

Section 10.04.
-------------

          The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article 10 with respect to Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness; and nothing in Article 7 shall deprive the Trustee of any
                                    ---------
of its rights as such holder, except as otherwise provided by the TIA.

Section 10.11  Trustee Entitled to Assume Payments Not Prohibited in Absence of
               ----------------------------------------------------------------
          Notice.
          ------

          Notwithstanding any of the provisions of this Article 10 or any other provision of this Indenture, unless a Trust Officer has received a written notice pursuant to Section 10.10, the Trustee shall not at any time be charged
                   -------------
with knowledge of the existence of any facts that would prohibit the making of any payment to or by the Trustee, and in the absence of such written notice the Trustee may make such payment without liability or obligation to any holder of Senior Indebtedness.

Section 10.12  Application by Trustee of Monies Deposited With It.
               --------------------------------------------------

          Nothing contained in this Article 10 or elsewhere in this Indenture, or in the 1997 Notes, shall (i) affect the obligation of the Company to make, or prevent the Company from making, at any time except as specified in Section
                                                                    -------
10.02 or 10.03 to the extent provided therein, payments at
-----    -----
any time pursuant to the 1997 Notes, (ii) prevent the application by the Trustee or any Paying Agent of any monies or the proceeds of any United States Government Obligations received from the Company and held by the Trustee or such Paying Agent in trust for the benefit of the Holders of 1997 Notes as to which notice of redemption shall have been given, to the payment of or on account of the principal of or interest on the 1997 Notes, if, at the time such notice was given, a payment by the Company under the 1997 Notes would not have been prohibited by the foregoing provisions of this Article 10 or (iii) prevent the application by the Trustee or any Paying Agent of any monies or the proceeds of any United States Government Obligations deposited with it by the Company under
Article 8 hereof to the payment of or on account of the principal of or interest on the 1997 Notes, if, at the time of such deposit, a payment by the Company under the Notes would not have been prohibited by the foregoing provisions of this Article 10.

Section 10.13  Trustee's Compensation Not Prejudiced.
               -------------------------------------

          Nothing in this Article 10 shall apply to claims of, or payments to, the Trustee pursuant to Section 7.07.

Section 10.14  Officers' Certificate.
               ---------------------

          If there occurs any event referred to in Section 10.02, the Company
                                                   -------------
shall promptly give to the Trustee an Officers' Certificate (on which the Trustee may conclusively rely) identifying all holders of Senior Indebtedness and the principal amount of Senior Indebtedness then outstanding held by each such holder and stating the reasons why such Officers' Certificate is being delivered to the Trustee.

Section 10.15  Certain Payments.
               ----------------

          Nothing in this Article 10 shall prevent or delay (i) the Company from or in redeeming any 1997 Notes pursuant to paragraph 5 of the 1997 Notes or otherwise purchasing any 1997 Notes or (ii) the receipt by the Holders of payments of principal of and interest on the Notes as provided in Section 8.02.
                                                                  ------------

Section 10.16  Names of Representatives.
               ------------------------

          The Company shall from time to time, upon request of the Trustee, provide to the Trustee an Officers' Certificate setting forth the name and address of each Representative of all outstanding Senior Indebtedness.

Section 10.17  Article 10 Not To Prevent Events of Default or Limit Right To
               -------------------------------------------------------------
               Accelerate.
               ----------

          The failure to make a payment pursuant to the Notes by reason of any provision in this Article 10 shall not be construed as preventing the occurrence of a Default. Nothing in this Article 10 shall have any effect on the right of the Holders or the Trustee to accelerate the maturity of the Notes.

Section 10.18  Reliance by Holders of Senior Indebtedness on Subordination
               -----------------------------------------------------------
               Provisions.
               ----------

          Each Holder by accepting a 1997 Note acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the issuance of the 1997 Notes, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness. No provision in any supplemental indenture that modifies this Article 10 in any manner adverse to the holder of Senior Indebtedness shall be effective against the holders of Senior Indebtedness who have not consented thereto in accordance with the provisions of the documents governing such Senior Indebtedness.

Section 10.19  Proof of Claim.
               --------------

          In the event that the Company is subject to any proceeding under any Bankruptcy Law and the Holders and the Trustee fail to file any proof of claim permitted to be filed in such proceeding with respect to the 1997 Notes, then any Representative of Senior Indebtedness may file such proof of claim no earlier than the later of (i) the expiration of 15 days after such Representative notifies the Trustee of its intention to do so and (ii) 30 days preceding the last day permitted to file such claim.

Section 10.20  No Fiduciary Duty Created to Holders of Senior Indebtedness.
               -----------------------------------------------------------

          With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article 10, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness, and, subject to the provisions of Article 7, the Trustee shall not be liable to any holder of Senior Indebtedness if it shall mistakenly pay over or deliver to Holders, the Company or any other person, monies or assets to which any holder of Senior Indebtedness shall be entitled by virtue of this Article 10 or otherwise.


                                  ARTICLE 11

                               GENERAL PROVISIONS

Section 11.01  Trust Indenture Act Controls.
               ----------------------------

          This Indenture, whether or not qualified under the TIA, shall be subject to the terms and provisions if the TIA as if so qualified.

          If any provision of this Indenture limits, qualifies, or conflicts with another provision that is required to be included in this Indenture by the TIA as in effect at the date hereof or, to the extent required by law, as amended after the date hereof, the required provision shall control.

Section 11.02  Notices.
               -------

          Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in person or mailed by first-class mail, nationally recognized overnight courier, telex or telecopier to the other's address stated in Section 11.10. The Company or the Trustee by written
                          -------------
notice to the other may designate an additional or different address for subsequent notices or communications.

          Any notice or communication to a Noteholder shall be mailed by first-class mail to its address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders.

          If a notice or communication is given in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

          If the Company mails a notice or communication to Noteholders, it shall mail a copy to the Trustee and each Agent at the same time.

          All other notices or communications shall be in writing.

Section 11.03  Communication by Holders with Other Holders.
               -------------------------------------------

          Noteholders may communicate pursuant to TIA (S)312(b) with other Noteholders with respect to their rights under this Indenture or the 1997 Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA (S)312(c).

Section 11.04  Certificate and Opinion as to Conditions Precedent.
               --------------------------------------------------

          Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

          (1) an Officers' Certificate stating that, in the opinion of the Company, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with; and

          (3) where applicable, a certificate or opinion by an independent certified public accountant satisfactory to the Trustee that complies with TIA (S) 314(c).

Section 11.05  Statements Required in Certificate or Opinion.
               ---------------------------------------------

          Each certificate or opinion of a Person with respect to compliance with a condition or covenant provided for in this Indenture shall include:

          (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of such Person, such Person has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with; provided, however, that
                                                        --------  -------
     with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate.

Section 11.06  Rules by Trustee and Agents.
               ---------------------------

          The Trustee may make reasonable rules for action by or at a meeting of Noteholders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 11.07  Legal Holidays; Business Days.
               -----------------------------

          A "Legal Holiday" is a day on which banking institutions in the City
             -------------
of New York or the State of California are not required to be open. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding Business Day, and no interest shall accrue for the intervening period.

Section 11.08  No Recourse Against Others.
               --------------------------

          A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the 1997 Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Noteholder by accepting a 1997 Note waives and releases all such liability. The waiver and release are part of the consideration for the 1997 Notes. Each director, officer, employee and stockholder is a third party beneficiary of this Section 11.08.
                                                 -------------

Section 11.09  Counterparts.
               ------------

          This Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

Section 11.10  Other Provisions.
               ----------------

          The Company initially appoints the Trustee as Paying Agent, Registrar and authenticating agent.

          The first certificate pursuant to Section 4.03(a) shall be for the
                                            ---------------
fiscal year ending on September 25, 1994.  The reporting date for Section 7.06
                                                                  ------------
is March 31 of each year.  The first reporting date is March 31, 1995.

          The Trustee shall always have, or shall be a subsidiary of a bank or bank holding company that has, a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition pursuant to applicable law.

          The Company's address is:

               Stater Bros. Holdings Inc.
               21700 Barton Road
               Colton, California  92324
               Telecopier: (909) 783-5098
               Attention:  Chief Financial Officer

          The Trustee's address is:

               First Trust of New York, National Association
               100 Wall Street, Suite 1600
               New York, New York  10005
               Attention: Corporate Trust Administration
               Telecopier: (212) 809-5459

Section 11.11  Governing Law.
               -------------

          THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN THIS INDENTURE AND THE 1997 NOTES, WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. IF ANY ACTION OR PROCEEDING SHALL BE BROUGHT BY A HOLDER OF ANY OF THE 1997 NOTES OR BY THE TRUSTEE IN ORDER TO ENFORCE ANY RIGHT OR REMEDY UNDER THIS INDENTURE OR UNDER THE 1997 NOTES, THE COMPANY HEREBY CONSENTS AND WILL SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE CITY OF NEW YORK. THE COMPANY HEREBY AGREES TO ACCEPT SERVICE OF PROCESS BY NOTICE GIVEN TO IT PURSUANT TO THE PROVISIONS OF SECTION 11.02.
                              -------------

Section 11.12  No Adverse Interpretation of Other Agreements.
               ---------------------------------------------

          This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary. Any such other indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 11.13  Successors.
               ----------

          All agreements of the Company in this Indenture and the 1997 Notes shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

Section 11.14  Severability.
               ------------

          In case any provision in this Indenture or in the 1997 Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.15  Table of Contents, Headings, Etc.
               --------------------------------

          The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.


                           [signature page follows]

          The parties have caused this Indenture to be duly executed and attested, all as of the date first above written, signifying their agreements contained in this Indenture.

                                    The Company:
                                    -----------

                                    STATER BROS. HOLDINGS INC.


                                    By: /s/ Jack H. Brown
                                        ---------------------------------------
                                        Jack H. Brown
                                        Chairman, President and Chief Executive
                                        Officer


Attest: /s/ Bruce D. Varner
        ---------------------------
        Bruce D. Varner
        Secretary



                                    Trustee:
                                    -------

                                    FIRST TRUST OF NEW YORK,
                                    NATIONAL ASSOCIATION



                                    By: /s/ Carmela Ehret
                                        -------------------------------
                                        Carmela Ehret
                                        Vice President


Attest: /s/ Kenneth M. Racioppo
        -------------------------------
        Name:  Kenneth M. Racioppo
        Title: Assistant Vice President

                                                                       EXHIBIT A

                     SEE REVERSE FOR TRANSFER RESTRICTIONS


                           STATER BROS. HOLDINGS INC.

                  9% SENIOR SUBORDINATED NOTE DUE JULY 1, 2004


$________________                                       Los Angeles, California
Note No. ________                                                 July 24, 1997


Interest Payment Dates:                                    July 1 and January 1
Record Dates:                                           June 15 and December 15


          FOR VALUE RECEIVED, the undersigned, Stater Bros. Holdings Inc., a Delaware corporation (the "Company") hereby promises to pay to the holder
                           -------
hereof, or its registered assigns, the principal sum of ________________________ (or so much thereof as shall not have been prepaid) on July 1, 2004.

          This is one of the Notes Dated: July 24, 1997 mentioned in the within-mentioned Indenture.


FIRST TRUST OF NEW YORK,             STATER BROS. HOLDINGS INC.
NATIONAL ASSOCIATION
as Trustee


By:________________________          By:________________________
 Authorized Signatory                    Name:
                                              Title:


                                         By:________________________
                                             Name:
                                             Title:

                                  BACK OF NOTE

                          9% Senior Subordinated Note
                                Due July 1, 2004

     Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC") to Issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein./1/

          "THE SECURITY EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (i)(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, (d) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF THE SECURITIES ACT) THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $100,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, OR (e) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUER SO REQUESTS),

-----------------------------
     /1/  This is to be included only if the Note is in global form.

     (ii) TO THE ISSUER OR (iii) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE."

     1.   Interest.  Stater Bros. Holdings Inc., a Delaware corporation (the
          --------
"Company"), promises to pay interest on the principal amount of this Note at the
--------
rate per annum shown above.  The Company shall pay interest semiannually on July
     --- -----
1 and January 1 of each year. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the first date on which any Notes are issued. Interest will be computed on the basis of a 360-day year of twelve 30-day months. If (i) a registration statement under the Securities Act to exchange the Private Placement Notes for the Exchange Notes (the "Exchange Offer") or Shelf Registration Statement has
                         --------------
not been filed by the date 30 days after the Issue date, or (ii) such Exchange Offer or Shelf Registration Statement has not become effective by the date 120 days after the date such registration statement has been filed, or (iii) (A) the Company has not exchanged Exchange Notes for all Private Placement Notes validly tendered in accordance with the terms of the Exchange Offer on or prior to 30 days after the date on which the Exchange Offer was declared effective or (B) the Exchange Offer Registration Statement ceases to be effective at any time prior to the time that the Exchange Offer is consummated or (C) if applicable, the Shelf Registration Statement has been declared effective and such Shelf Registration Statement ceases to be effective at any time prior to the second anniversary of its effective date (each such event referred to in Clauses (i) through (iii), a "Registration Default"), then commencing on the first day
                  --------------------
following the occurrence of a Registration Default, additional interest ("Additional Interest") shall be accrued on the Notes over and above the accrued
---------------------
interest at a rate of 0.50% per annum; provided, however, that (1) upon the
                            --- -----  --------  -------
filing of the Exchange Offer Registration Statement or a Shelf Registration Statement (in the case of (i) above), (2) upon the effectiveness of the Exchange Offer Registration Statement or a Shelf Registration Statement (in the case of
(ii) above), or (3) upon the exchange of Exchange Notes for all Notes tendered (in the case of (iii)(A) above), or upon the effectiveness of the Exchange Offer Registration Statement which had ceased to remain effective (in the case of (iii)(B) above), or upon the effectiveness of the Shelf Registration Statement which had ceased to remain effective (in the case of (iii)(C) above), such Registration Default shall be deemed cured and Additional Interest on the Notes as a result of such clause (or the relevant subclause thereof), as the case may be, shall cease to accrue.

     Any amounts of Additional Interest due pursuant to clauses (i), (ii) or
(iii) above will be payable in Cash, on the same original interest payment dates as the Notes. The amount of Additional Interest will be determined by multiplying the applicable Additional Interest rate by the principal amount of the Notes, multiplied by a fraction, the numerator of which is the number of days such Additional Interest rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months), and the denominator of which is 360.

     Notwithstanding the foregoing, at no time shall the maximum aggregate interest rate borne by the Notes exceed the lesser of (a) the initial interest rate payable on the Notes plus 2.50% per annum and (b) the maximum amount
                                     --- -----
permitted under applicable usury laws.  The interest rate borne by the

Notes shall be reduced by the amount of any Additional Interest on and after the date, if any, on which the Company satisfies its obligations with respect to the Exchange Offer and/or the Shelf Registration Statement.

     To the extent lawful, the Company shall pay interest on overdue installments of interest at the Default Rate, as defined in Section 6.02(c) of
                                                            ---------------
the Indenture.

     2.   Method of Payment.  The Company shall pay interest on the Notes
          -----------------
(except defaulted interest) to the persons who are registered holders of Notes at the close of business on the record date for the next interest payment date even though Notes are canceled after the record date and on or before the interest payment date. Holders must surrender Notes to a Paying Agent to collect principal payments and premium payments, if any. The Company shall pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal, premium, if any, and interest by check payable in such money. It may mail an interest payment check to a Holder's registered address.

     3.   Paying Agent and Registrar.  First Trust of New York, National
          --------------------------
Association, 100 Wall Street, Suite 1600, N.Y., N.Y.  10005 (the "Trustee") will
                                                                  -------
act as the initial Paying Agent and Registrar. The Company may change the Paying Agent, Registrar or Co-Registrar without prior notice without prior notice to the Holders. The Company or any of its subsidiaries may act in any such capacity.

     4.   Indenture.  The Company issued the Notes under an Indenture dated as
          ---------
of July 24, 1997 (the "Indenture") between the Company and the Trustee.  The
                       ---------
terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code (S)(S)77aaa-77bbbb) as in effect on the date of the Indenture. The Notes are subject to, and qualified by, all such terms, certain of which are summarized hereon, and Noteholders are referred to the Indenture and such Act for a statement of such terms. The Notes are obligations of the Company limited to $100.0 million in aggregate principal amount. Capitalized terms not defined below have the meaning given to them in the Indenture.

     5.   Optional Redemption.  The Notes will not be redeemable prior to July
          -------------------
1, 2000. Thereafter, the Notes will be redeemable, at the option of the Company, in whole or in part, at the following redemption prices (expressed as percentages of the principal amount), if redeemed during the 12-month period beginning July 1 of the years indicated below:

                              REDEMPTION
YEAR                            PRICE
----                          ----------
2000........................   104.50%
2001........................   103.00%
2002........................   101.50%
2003........................   100.00%

     In addition, up to $35.0 million aggregate principal amount of the Notes will be redeemable at any time on or prior to July 1, 2000 at the option of the Company from the net proceeds to the Company of one or more Equity Offerings at a redemption price equal to 109% of the principal amount thereof, together with accrued and unpaid interest, if any, to the redemption date, provided that not less than $65.0 million in aggregate principal amount of the Notes remains outstanding immediately after the occurrence of such redemption.

     If less than all of the Notes are to be redeemed, the Trustee shall select the Notes or portions thereof to be redeemed pro rata, by lot or by any other method the Trustee shall deem fair and reasonable; provided, however, that the Notes will not be redeemed in amounts less than the minimum authorized denomination of $1,000. Notice of redemption will be mailed by first class mail not less than 30 days nor more than 60 days prior to the scheduled redemption date to each holder of a Note to be redeemed at its registered address. On and after the registration date, interest will cease to accrue on the Notes or portions thereof called for redemption.

     6.   Change of Control. Upon a Change of Control, the Company shall make a
          -----------------
Purchase Offer to purchase all outstanding Notes at a price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase. To accept the Purchase Offer, the Holder hereof must comply with the terms thereof, including surrendering this Note, with the "Option of Holder to Elect Purchase" portion hereof completed, to the Company, a depositary, if appointed by the Company, or a Paying Agent, at the address specified in the notice of the Purchase Offer mailed to Holders as provided in the Indenture, prior to termination of the Purchase Offer.

     7.   Repurchase Upon Sales of Assets.  Upon the date of consummation of any
          -------------------------------
Asset Sale which, taken individually or together with all Asset Sales since the Issue Date, results in the receipt of Net Cash Proceeds in excess of $5.0 million, such Net Cash Proceeds and all Net Cash Proceeds from all Asset Sales consummated concurrently therewith or consummated thereafter (such first consummation date and each such date thereafter a "Consummation Date") shall be
                                                   -----------------
applied by the Company within 18 months of the relevant Consummation Date (or, in the event of a Qualified Santee LLC Interest Sale, within 24 months of the relevant Consummation Date) at its election to either: (i) investments in assets or business in the same line of business as the Company or such Subsidiary; (ii) the repayment of any Indebtedness which is secured by or incurred to construct such assets; (iii) the repayment of Senior Indebtedness; or (iv) a combination of payment and investment permitted by the foregoing clauses (i), (ii) and
(iii). On the earlier of the day after the 18 month period following a Consummation Date (or, in the event of a Qualified Santee LLC Interest Sale, the day after the 24 month period following a relevant Consummation Date) or such date as the Board of Directors of the Company or of such Subsidiary determines (as evidenced by a resolution approved by the Board of Directors) not to apply the Net Cash Proceeds relating to such Consummation Date as set forth in clauses
(i), (ii) and (iii) of the preceding sentence (each, an "Asset Sale Offer
                                                         ----------------
Trigger Date"), such aggregate amount of Net Cash Proceeds which has not been
------------
applied on or before such Asset Sale Offer Trigger Date as permitted in clauses
(i), (ii) and (iii) of the preceding sentence (each an "Asset Sale Offer
                                                        ----------------
Amount") shall be applied by the Company or such Subsidiary to make an offer to
------
purchase (the "Asset Sale Offer") on a date (the "Asset Sale Offer Payment
               ----------------                   ------------------------
Date") not less than 30 nor more than 60 days following the applicable Asset
----
Sale Offer Trigger Date, from all Holders on a pro rata basis, that amount of Notes equal to the Asset Sale Offer Amount at a price equal to 100% of the aggregate principal amount of the Notes to be repurchased, plus accrued and unpaid interest thereon, if any, to the date of repurchase. Notwithstanding the foregoing, if an Asset Sale Offer Amount is less than $5.0 million the application of the Net Cash Proceeds constituting such Asset Sale Offer Amount to an Asset Sale Offer may be deferred until such time as such Asset Sale Offer Amount plus the aggregate amount of all Asset Sale Offer Amounts arising subsequent to the Asset Sale Offer Trigger Date relating to such initial Asset Sale Offer Amount from all Asset Sales by the Company and its Subsidiaries aggregate at least $5.0 million at which time the Company or said Subsidiary shall apply all Net Cash Proceeds constituting all Asset Sale Offer Amounts that have been so deferred to make an Asset Sale Offer (the first date the aggregate of all such deferred Asset Sale Offer Amounts is equal to $5.0 million or more shall be deemed to be an Asset Sale Offer Trigger Date). Pending application pursuant to an Asset Sale Offer the Company shall invest such Asset Sale Offer Amounts in Permitted Investments.

     8.   Subordination.  The Notes are subordinated to Senior Indebtedness, as
          -------------
defined in the Indenture. To the extent provided in the Indenture, Senior Indebtedness must be paid before payments in respect of the Notes may be made under the Notes and the Indenture. The Company agrees, and each Securityholder by accepting a Note agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give them effect and appoints the Trustee as attorney-in-fact for such purpose.

     9.   Denominations, Transfer, Exchange.  The Notes sold to Qualified
          ---------------------------------
Institutional Buyers are initially issued in global form. The Global Note represents such of the outstanding Notes as shall be specified therein or endorsed thereon in accordance with the Indenture. The Notes that are not sold to Qualified Institutional Buyers are initially issued in the form of Certificated Notes. The Certificated Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. As a condition of transfer, the Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

     10.  Persons Deemed Owners.  The registered Holder of a Note may be treated
          ---------------------
as its owner for all purposes.

     11.  Amendments and Waivers.  Subject to certain exceptions, the Indenture
          ----------------------
or the Notes may be amended with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes, and any existing default may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes. Without the consent of any Noteholder, the Indenture or the Notes may be amended (i) to cure any ambiguity, defect or inconsistency; (ii) to comply with restrictions on mergers, consolidations and certain asset dispositions; (iii) to provide for uncertificated Notes in addition to certificated Notes; (iv) to make any change that does not adversely affect the legal rights hereunder of any Noteholder; (v) to add to the covenants, conditions and restrictions of the Company, for the benefit of the Noteholders, or to surrender any right or power herein conferred upon the Company, or (vi) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the TIA, or under any similar federal statute hereafter enacted.

     12.  Defaults and Remedies.  An Event of Default includes, in summary form:
          ---------------------
default for 30 days in payment of interest on the Notes; default in payment of principal of and premium, if any, on the Notes; failure by the Company for 60 days after notice to it to comply with any of its other agreements in the Indenture or the Notes; certain events of bankruptcy or insolvency; certain final judgments which remain undischarged; certain events of default under other Indebtedness of the Company or any of its Subsidiaries; failure to commence any of the Purchase Offers described in paragraphs 6 or 7 of this Note by the time
                                    -----------------
specified in the Indenture or to pay for Notes tendered pursuant thereto; and failure by the Company to maintain its corporate existence or to comply with the restrictions on changes of control, mergers, consolidations and certain asset dispositions.

     If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately, except that in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes become due and payable without further action or notice. Noteholders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Noteholders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

     13.  Trustee Dealings with the Company.  The Trustee under the Indenture,
          ---------------------------------
or any of its Affiliates, in their individual or any other capacities, may make or continue loans to or guaranteed by, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if the Trustee were not Trustee.

     14.  No Recourse Against Others.  A director, officer, employee or
          --------------------------
stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.
Each Noteholder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the Notes.

     15.  Authentication.  This Note shall not be valid until authenticated by
          --------------
the manual signature of the Trustee or an authenticating agent.

     16.  Abbreviations. Customary abbreviations may be used in the name of a
          -------------
Noteholder or an assignee, such as: TEN CO (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     The Company shall furnish to any Noteholder upon written request and without charge a copy of the Indenture. Requests may be made to: CHIEF FINANCIAL OFFICER, STATER BROS. HOLDINGS INC., 21700 Barton Road, Colton, California 92324.

                                ASSIGNMENT FORM


To assign this Note, fill in the form below:



I or we assign and transfer this Note to:


     _____________________________________________
     (Assignee)


     _____________________________________________
     (Assignee's soc. sec. or tax I.D. no.)


     _____________________________________________
     (Assignee's name, address and zip code)



and irrevocably appoint:


     _____________________________________________


as agent to transfer this Note on the books of the Company. The agent may substitute another to act for him or her.

Dated:    _____________________


                    ---------------------------------------------
                    (name as appears on the face of the Note)


                    By:  ________________________________________


                    Signature guaranteed by:  ___________________

                       OPTION OF HOLDER TO ELECT PURCHASE



     If you want to elect to have this Note purchased by the Company pursuant to
Section 3.01, 4.11 or 4.19 of the Indenture and paragraph 5 or 6 of this Note,
--------------------------                      ----------------
check the box:

          [_]

          If you want to elect to have only part of this Note purchased by the Company pursuant to Section 3.01, 4.11 or 4.19 of the Indenture and paragraph 5
                    --------------------------                      -----------
or 6 of this Note, state the amount:
----

          $___________________________________
          (in an integral multiple of $1,000)



Date:_             Your Signature:_____________________________
                                    (Sign exactly as your name
                                    appears on the other side of
                                    this Note)



Signature Guarantee:

              SCHEDULE OF EXCHANGES OF CERTIFICATED SECURITIES/2/

The following exchanges of a part of this Global Note for Certificated Notes have been made:

                                                                     Principal Amount       Signature of
                      Amount of                Amount of Increase    of this Global Note    authorized officer
                      Decrease in              in Principal          following such         of Trustee or
                      Principal Amount         Amount of this        decreases (or          Global Note
Date of Exchange      of this Global Note      Global Note           increases)             Custodian

--------------------------
       /2/    This is to be included only if the Note is in global form.

                                                                       EXHIBIT B
                                                           FORM OF EXCHANGE NOTE

                     SEE REVERSE FOR TRANSFER RESTRICTIONS


                           STATER BROS. HOLDINGS INC.

                  9% SENIOR SUBORDINATED NOTE DUE JULY 1, 2004


$________________                                       Los Angeles, California
Note No. ________                                                 July 24, 1997


Interest Payment Dates:                                    July 1 and January 1
Record Dates:                                           July 15 and December 15


          FOR VALUE RECEIVED, the undersigned, Stater Bros. Holdings Inc., a Delaware corporation (the "Company") hereby promises to pay to the holder
                           -------
hereof, or its registered assigns, the principal sum of ________________________ (or so much thereof as shall not have been prepaid) on July 1, 1994.

          This is one of the Notes Dated: July 24, 1997 mentioned in the within-mentioned Indenture.


FIRST TRUST OF NEW YORK,                 STATER BROS. HOLDINGS INC.
NATIONAL ASSOCIATION
as Trustee


By:________________________          By:________________________
Authorized Signatory                    Name:
                                        Title:


                                     By:________________________
                                        Name:
                                            Title:

                                  BACK OF NOTE

                          9% Senior Subordinated Note
                                Due July 1, 2004


     Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC") to Issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein./1/


     1.   Interest.  Stater Bros. Holdings Inc., a Delaware corporation (the
          --------
"Company"), promises to pay interest on the principal amount of this Note at the
--------
rate per annum shown above.  The Company shall pay interest semiannually on July
     --- -----
1 and January 1 of each year. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the first date on which any Notes are issued. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     Notwithstanding the foregoing, at no time shall the maximum aggregate interest rate borne by the Notes exceed the lesser of (a) the initial interest rate payable on the Notes plus 2.50% per annum and (b) the maximum amount
                                     --- -----
permitted under applicable usury laws.

     To the extent lawful, the Company shall pay interest on overdue installments of interest at the Default Rate, as defined in Section 6.02(c) of
                                                            ---------------
the Indenture.

     2.   Method of Payment.  The Company shall pay interest on the Notes
          -----------------
(except defaulted interest) to the persons who are registered holders of Notes at the close of business on the record date for the next interest payment date even though Notes are canceled after the record date and on or before the interest payment date. Holders must surrender Notes to a Paying Agent to collect principal payments and premium payments, if any. The Company shall pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal, premium, if any, and interest by check payable in such money. It may mail an interest payment check to a Holder's registered address.

     3.   Paying Agent and Registrar.  First Trust of New York, National
          --------------------------
Association, 100 Wall Street, Suite 1600, N.Y., N.Y.  10005 (the "Trustee") will
                                                                  -------
act as Paying Agent and Registrar. The Company may change the Paying Agent, Registrar or Co-Registrar without prior notice without prior notice to the Holders. The Company or any of its subsidiaries may act in any such capacity.

     4.   Indenture.  The Company issued the Notes under an Indenture dated as
          ---------
of July 24, 1997 (the "Indenture") between the Company and the Trustee.  The
                       ---------
terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code
(S)(S)77aaa-77bbbb) as in effect on the date of the Indenture. The Notes are subject to, and qualified by, all such terms, certain of which are summarized hereon, and Noteholders are referred to the

----------------------
/1/  This is to be included only if the Note is in global form.

Indenture and such Act for a statement of such terms. The Notes are obligations of the Company limited to $100.0 million in aggregate principal amount. Capitalized terms not defined below have the meaning given to them in the Indenture.

     5.   Optional Redemption. The Notes will not be redeemable prior to July 1,
          -------------------
2000. Thereafter, the Notes will be redeemable, at the option of the Company, in whole or in part, at the following redemption prices (expressed as percentages of the principal amount), if redeemed during the 12-month period beginning July 1 of the years indicated below:

                                    REDEMPTION
YEAR                                  PRICE
----                                ----------
2000..............................   104.50%

2001..............................   103.00%

2002..............................   101.50%

2003..............................   100.00%

     In addition, up to $35.0 million aggregate principal amount of the Notes will be redeemable at any time on or prior to July 1, 2000 at the option of the Company from the net proceeds to the Company of one or more Equity Offerings at a redemption price equal to 109% of the principal amount thereof, together with accrued and unpaid interest, if any, to the redemption date, provided that not less than $65.0 million in aggregate principal amount of the Notes remains outstanding immediately after the occurrence of such redemption

     If less than all of the Notes are to be redeemed, the Trustee shall select the Notes or portions thereof to be redeemed pro rata, by lot or by any other method the Trustee shall deem fair and reasonable; provided, however, that the Notes will not be redeemed in amounts less than the minimum authorized denomination of $1,000. Notice of redemption will be mailed by first class mail not less than 30 days nor more than 60 days prior to the scheduled redemption date to each holder of a Note to be redeemed at its registered address. On and after the registration date, interest will cease to accrue on the Notes or portions thereof called for redemption.

     6.   Change of Control. Upon a Change of Control, the Company shall make a
          -----------------
Purchase Offer to purchase all outstanding Notes at a price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase. To accept the Purchase Offer, the Holder hereof must comply with the terms thereof, including surrendering this Note, with the "Option of Holder to Elect Purchase" portion hereof completed, to the Company, a depositary, if appointed by the Company, or a Paying Agent, at the address specified in the notice of the Purchase Offer mailed to Holders as provided in the Indenture, prior to termination of the Purchase Offer.

     7.   Repurchase Upon Sales of Assets.  Upon the date of consummation of any
          -------------------------------
Asset Sale which, taken individually or together with all Asset Sales since the Issue Date, results in the receipt of Net Cash Proceeds in excess of $5.0 million, such Net Cash Proceeds and all Net Cash Proceeds from all Asset Sales consummated concurrently therewith or consummated thereafter (such first consummation date and each such date thereafter a "Consummation Date") shall be
                                                   -----------------
applied by the Company within one year of the relevant Consummation Date (or, in the event of a Qualified Santee LLC Interest Sale, within 24 months of the relevant Consummation Date) at its election to either: (i) investments in assets or business in the same line of business as the Company or such Subsidiary; (ii) the repayment of any Indebtedness which is secured by or incurred to construct such assets; (iii) the repayment of Senior Indebtedness; or (iv) a combination of payment and investment permitted by the foregoing clauses (i),
(ii) and (iii). On the earlier of the day after the 18 month period following a Consummation Date (or, in the event of a Qualified Santee LLC Interest Sale, the day after the 24 month period following a relevant Consummation Date) or such date as the Board of Directors of the Company or of such Subsidiary determines (as evidenced by a resolution approved by the Board of Directors) not to apply the Net Cash Proceeds relating to such Consummation Date as set forth in clauses
(i), (ii) and (iii) of the preceding sentence (each, an "Asset Sale Offer
                                                         ----------------
Trigger Date"), such aggregate amount of Net Cash Proceeds which has not been
------------
applied on or before such Asset Sale Offer Trigger Date as permitted in clauses
(i), (ii) and (iii) of the preceding sentence (each an "Asset Sale Offer
                                                        ----------------
Amount") shall be applied by the Company or such Subsidiary to make an offer to
------
purchase (the "Asset Sale Offer") on a date (the "Asset Sale Offer Payment
               ----------------                   ------------------------
Date") not less than 30 nor more than 60 days following the applicable Asset
----
Sale Offer Trigger Date, from all Holders on a pro rata basis, that amount of Notes equal to the Asset Sale Offer Amount at a price equal to 100% of the aggregate principal amount of the Notes to be repurchased, plus accrued and unpaid interest thereon, if any, to the date of repurchase. Notwithstanding the foregoing, if an Asset Sale Offer Amount is less than $5.0 million the application of the Net Cash Proceeds constituting such Asset Sale Offer Amount to an Asset Sale Offer may be deferred until such time as such Asset Sale Offer Amount plus the aggregate amount of all Asset Sale Offer Amounts arising subsequent to the Asset Sale Offer Trigger Date relating to such initial Asset Sale Offer Amount from all Asset Sales by the Company and its Subsidiaries aggregate at least $5.0 million at which time the Company or said Subsidiary shall apply all Net Cash Proceeds constituting all Asset Sale Offer Amounts that have been so deferred to make an Asset Sale Offer (the first date the aggregate of all such deferred Asset Sale Offer Amounts is equal to $5.0 million or more shall be deemed to be an Asset Sale Offer Trigger Date). Pending application pursuant to an Asset Sale Offer the Company shall invest such Asset Sale Offer Amounts in Permitted Investments.

     8.   Subordination.  The Notes are subordinated to Senior Indebtedness, as
          -------------
defined in the Indenture. To the extent provided in the Indenture, Senior Indebtedness must be paid before payments in respect of the Notes may be made under the Notes and the Indenture. The Company agrees, and each Securityholder by accepting a Note agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give them effect and appoints the Trustee as attorney-in-fact for such purpose.

     9.   Denominations, Transfer, Exchange.  The Notes sold to Qualified
          ---------------------------------
Institutional Buyers are initially issued in global form. The Global Note represents such of the outstanding Notes as shall be specified therein or endorsed thereon in accordance with the Indenture. The Notes that are not sold to Qualified Institutional Buyers are initially issued in the form of Certificated Notes. The Certificated Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. As a condition of transfer, the Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

     10.  Persons Deemed Owners.  The registered Holder of a Note may be treated
          ---------------------
as its owner for all purposes.

     11.  Amendments and Waivers.  Subject to certain exceptions, the Indenture
          ----------------------
or the Notes may be amended with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes, and any existing default may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes. Without the consent of any Noteholder, the Indenture or the Notes may be amended (i) to cure any ambiguity, defect or inconsistency; (ii) to comply with restrictions on mergers, consolidations and certain asset dispositions; (iii) to provide for uncertificated Notes in addition to certificated Notes; (iv) to make any change that does not adversely affect the legal rights hereunder of any Noteholder; (v) to add to the covenants, conditions and restrictions of the Company, for the benefit of the Noteholders, or to surrender any right or power herein conferred upon the Company, or (vi) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the TIA, or under any similar federal statute hereafter enacted.

     12.  Defaults and Remedies.  An Event of Default includes, in summary form:
          ---------------------
default for 30 days in payment of interest on the Notes; default in payment of principal of and premium, if any, on the Notes; failure by the Company for 60 days after notice to it to comply with any of its other agreements in the Indenture or the Notes; certain events of bankruptcy or insolvency; certain final judgments which remain undischarged; certain events of default under other Indebtedness of the Company or any of its Subsidiaries; failure to commence any of the Purchase Offers described in paragraphs 6 or 7 of this Note by the time
                                    -----------------
specified in the Indenture or to pay for Notes tendered pursuant thereto; and failure by the Company to maintain its corporate existence or to comply with the restrictions on changes of control, mergers, consolidations and certain asset dispositions.

     If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately, except that in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes become due and payable without further action or notice. Noteholders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Noteholders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

     13.  Trustee Dealings with the Company.  The Trustee under the Indenture,
          ---------------------------------
or any of its Affiliates, in their individual or any other capacities, may make or continue loans to or guaranteed by, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if the Trustee were not Trustee.

     14.  No Recourse Against Others.  A director, officer, employee or
          --------------------------
stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.
Each Noteholder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the Notes.

     15.  Authentication.  This Note shall not be valid until authenticated by
          --------------
the manual signature of the Trustee or an authenticating agent.

     16.  Abbreviations. Customary abbreviations may be used in the name of a
          -------------
Noteholder or an assignee, such as: TEN CO (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     The Company shall furnish to any Noteholder upon written request and without charge a copy of the Indenture. Requests may be made to: CHIEF FINANCIAL OFFICER, STATER BROS. HOLDINGS INC., 21700 Barton Road, Colton, California 92324.

                                ASSIGNMENT FORM


To assign this Note, fill in the form below:



I or we assign and transfer this Note to:


     _____________________________________________
     (Assignee)


     _____________________________________________
     (Assignee's soc. sec. or tax I.D. no.)


     _____________________________________________
     (Assignee's name, address and zip code)



and irrevocably appoint:


     _____________________________________________


as agent to transfer this Note on the books of the Company. The agent may substitute another to act for him or her.

Dated:    _____________________


                    ---------------------------------------------
                    (name as appears on the face of the Note)


                    By:  ________________________________________


                    Signature guaranteed by:  ___________________

                       OPTION OF HOLDER TO ELECT PURCHASE



     If you want to elect to have this Note purchased by the Company pursuant to
Section 3.01, 4.11 or 4.19 of the Indenture and paragraph 5 or 6 of this Note,
--------------------------                      ----------------
check the box:

     [_]

     If you want to elect to have only part of this Note purchased by the Company pursuant to Section 3.01, 4.11 or 4.19 of the Indenture and paragraph 5
                    --------------------------                      -----------
or 6 of this Note, state the amount:
----

          $___________________________________
          (in an integral multiple of $1,000)



Date:_             Your Signature:_____________________________
                                    (Sign exactly as your name
                                    appears on the other side of
                                    this Note)



Signature Guarantee:

              SCHEDULE OF EXCHANGES OF CERTIFICATED SECURITIES/2/


     The following exchanges of a part of this Global Note for Certificated Notes have been made:

                                                                Principal Amount       Signature of
                      Amount of             Amount of           of this Global         authorized officer
                      Decrease in           Increase in         Note following         of Trustee or
                      Principal Amount      Principal Amount    such decreases (or     Global Note
Date of Exchange      of this Global        of this Global      increases)             Custodian
                      Note                  Note

-----------------------
     /2/  This is to be included only if the Note is in global form.

                                                                       EXHIBIT C

           CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION
                              OF TRANSFER OF NOTES

Re:  Senior Subordinated Note due 2004 of Stater Bros. Holdings Inc.

     This Certificate relates to $___________ principal amount of Notes held in
* _____________ book-entry or * ______________ certificated form by
________________ (the "Transferor").
                       ----------

     The Transferor*:

     [_] has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Note held by the Depositary, a Note or Notes in certificated, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above); or

     [_] has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

          In connection with such request and in respect of each such Note, the Transferor does hereby certify as follows:

     [_]  Such Note is being acquired for its own account, without transfer.

     [_] Such Note is being transferred to a qualified institutional buyer (as defined in Rule 144A under the Securities Act of 1933, as amended (the "Securities Act")), in reliance on Rule 144A or in accordance with
           --------------
          Rule 145 or Regulation S under the Securities Act.

     [_] Such Note is being transferred in accordance with Rule 144 under the Securities Act, or pursuant to an effective registration statement under the Securities Act.

     [_] Such Note is being transferred in reliance on and in compliance with an exemption from the registration requirements of the Securities Act, other than Rule 144A, 144 or 145 or Regulation S under the Securities Act. An opinion of counsel to the effect that such transfer does not require registration under the Securities Act accompanies this Certificate.

                                   ________________________________
                                   Insert Name of Transferor

                                   By: ____________________________

Dated:

_________________________
* Check applicable box

                                                                       EXHIBIT D

                                 FORM OF LEGAL
                              OPINION ON TRANSFER

                                                       __________________, _____

_______________________
_______________________
_______________________

          Re:  9% Senior Subordinated Notes Due July 1, 2004
               of Stater Bros. Holdings Inc.
               -------------------------------------------

Ladies and Gentlemen:

     This opinion is being furnished to you in connection with the sale by _________________ (the "Transferor") to __________________ (the "Purchaser") of
                        ----------                               ---------
$________ aggregate principal amount of 9% Senior Subordinated Notes due 2004 of Stater Bros. Holdings Inc. (the "Notes").
                                 -----

     We have examined such documents and records as we have deemed appropriate. In our examination of the foregoing, we have assumed the authenticity of all documents, the genuineness of all signatures and the due authorization, execution and delivery of the aforementioned by each of the parties thereto. We have further assumed the accuracy of the representations contained in the documents referred to above made by the parties executing such documents. We have also assumed that the sale of the Notes to the Transferor was exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "Securities Act").
                       --------------

     Based on the foregoing, we are of the opinion that the sale to the Purchaser of the Notes does not require registration of such Notes under the Securities Act.

                              Very truly yours,


                                      D-1